UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

SIRONA DENTAL SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

January 29, 2015
Dear Stockholders:
You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Sirona Dental Systems, Inc. (the “Company”), to be held on Wednesday, February 25, 2015 beginning at 11:00 a.m. at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Chicago, Illinois 60611.
Information about the meeting and the various matters on which the stockholders will vote is included in the Notice of Meeting and Proxy Statement which follow. Also included is a proxy card and postage-paid return envelope. Please sign, date and mail the enclosed proxy card in the return envelope provided, or submit your proxy to vote your shares via the Internet or by telephone by following the instructions provided on the proxy card, as promptly as possible, whether or not you plan to attend the meeting. A copy of the Company’s 2014 Annual Report is also enclosed for your review.
I look forward to greeting you personally at the meeting.
Sincerely,

Jeffrey T. Slovin
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
February 25, 2015
TO THE STOCKHOLDERS OF SIRONA DENTAL SYSTEMS, INC.:
Notice is hereby given that the Annual Meeting of Stockholders of Sirona Dental Systems, Inc. (the “Company”) will be held on Wednesday, February 25, 2015 beginning at 11:00 a.m., at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Chicago, Illinois 60611, for the following purposes:
1.
To elect two (2) directors to serve for one-year terms or until their respective successors are elected and qualified;

2.
To ratify the selection of KPMG AG, Wirtschaftsprüfungsgesellschaft, Frankfurt, Germany (“KPMG”) as the Company’s independent auditor for the fiscal year ending September 30, 2015;

3.
To conduct an advisory vote on compensation of the Company’s named executive officers as disclosed in this Proxy Statement under “Other Information for the Annual Meeting of Sirona Dental Systems, Inc.’s Stockholders — Compensation of Executive Officers”;

4.
To approve a new Long-Term Incentive Plan (the “2015 Plan”); and

5.
To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” for proposals (1), (2), (3) and (4) above. Only holders of record of Common Stock as of the close of business on January 23, 2015 are entitled to notice of and to vote at the meeting and any adjournments thereof.
If you attend the meeting in person, please proceed to the security desk at the front of the building and be prepared to show at least one form of photo identification.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on February 25, 2015: The 2014 Proxy Statement and the Company’s 2014 Annual Report are available at www.sirona.com.
In accordance with Delaware law, a list of the holders of Common Stock entitled to vote at the 2014 Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for at least 10 days prior to the Annual Meeting, at the offices of the Company, located at 30-30 47th Avenue, Suite 500, Long Island City, New York 11101, and will be available at the 2014 Annual Meeting during the whole time of the meeting and may be examined by any stockholder who is present.
You Are Cordially Invited To Attend The Meeting. Whether Or Not You Plan To Attend The Meeting, Please Complete, Date And Sign The Enclosed Proxy Card And Return It Promptly In The Enclosed Envelope, Which Needs No Postage If Mailed In The United States, Or Submit Your Proxy By Internet Or By Telephone By Following The Instructions Contained On The Enclosed Proxy Card. If You Later Desire To Revoke Your Proxy, You May Do So At Any Time Before It Is Exercised.
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By Order of the Board of Directors,

Jonathan Friedman
Secretary
Long Island City, New York
January 29, 2015

i

Sirona Dental Systems, Inc.
30-30 47th Avenue
Suite 500
Long Island City, New York 11101
(718) 482-2011

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 25, 2015
We are sending you our proxy materials in connection with the solicitation of the enclosed proxy by the Board of Directors of Sirona Dental Systems, Inc. (the “Company”) for use at the 2014 Annual Meeting of Stockholders, and at any adjournments thereof.
Attending the Annual Meeting
The Annual Meeting will be held on February 25, 2015, at 11:00 a.m., at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Chicago, Illinois 60611 to consider the matters set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company’s Annual Report to Stockholders commencing on or about January 29, 2015.
Stockholders Entitled to Vote
Only stockholders of record of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) at the close of business on January 23, 2015 will be entitled to vote at the Annual Meeting. As of that date, a total of 55,569,599 shares of Common Stock were outstanding, each such share being entitled to one vote. Shares of Common Stock owned by the Company are not entitled to vote at the Annual Meeting. There is no cumulative voting.
Quorum
The presence, at the commencement of the Annual Meeting, in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.
Shares owned by the Company do not count for quorum purposes and are not entitled to vote at the Annual Meeting. In order to assure the presence of a quorum at the Annual Meeting, please submit a proxy to vote your shares in accordance with the instructions described above, even if you plan to attend the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
Street Name Holders and Record Holders
If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us how many of their clients own Common Stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials, including a voting instruction card, from your broker, you should vote your shares by following the procedures specified on the voting instruction card. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual Meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual Meeting.
If you are the registered holder of shares, you are the record holder of those shares, and you should vote your shares as described below under “How Record Holders Vote.”
How Record Holders Vote
If you are the registered holder of your shares, you can vote your shares in person at the Annual Meeting or you may submit a proxy to vote your shares. We recommend that you submit a proxy to vote your shares even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting in person. Attendance at the meeting, of itself, will not revoke a previously granted proxy.
There are three ways to vote by proxy:
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By telephone — You can submit a proxy to vote your shares by touch tone telephone by calling toll-free 1-877-456-7915 and following the instructions on our proxy card;

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By Internet — You can submit a proxy to vote your shares by Internet by going to the website http://proxy.georgeson.com and following the instructions on our proxy card; or

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By mail — You can submit a proxy to vote by mail by completing, signing, dating and mailing our enclosed proxy card.

By giving us your proxy, you are authorizing the individual named on our proxy card, the proxy, to vote your shares in the manner you indicate. You may submit a proxy to (i) vote for the election of all of our director nominees, (ii) withhold authority to vote for all of our director nominees, or (iii) vote for the election of one or more of our director nominees and withhold authority to vote for the other nominee(s), by so indicating on your proxy. You may submit a proxy to vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year ending September 30, 2015, the approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Other Information for the Annual Meeting of Sirona Dental Systems, Inc.’s Stockholders — Compensation of Executive Officers” and the adoption of the Long-Term Incentive Plan.
If you submit a proxy without indicating your instructions, your shares will be voted as follows:
FOR:
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The election of our two (2) director nominees;

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The ratification of the appointment of KPMG as the Company’s independent auditor;

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The approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Other Information for the Annual Meeting of Sirona Dental Systems, Inc.’s Stockholders — Compensation of Executive Officers”; and

•
The adoption of the Long-Term Incentive Plan.

Revocation of Proxies
A stockholder may revoke a proxy at any time prior to its exercise (i) by giving to the Company’s Corporate Secretary a written notice of revocation of the proxy’s authority, (ii) by submitting a duly elected proxy bearing a later date or (iii) by attending the Annual Meeting and voting in person.

The Vote Necessary for Action to be Taken
The nominees for director for one-year terms will be elected, provided that they receive the affirmative vote of a plurality of the shares of Common Stock present at the Annual Meeting, whether in person or by proxy. This means that, if a quorum is present, the two nominees receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a nominee, or abstentions, and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.
The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve (i) the ratification of the selection of our independent auditors, (ii) the advisory proposal on the compensation of the Company’s named executive officers and (iii) the Long-Term Incentive Plan. An abstention with respect to any of these proposals will be treated as being present and entitled to vote on that proposal and, therefore, will have the effect of votes against the proposal. Brokers do not have discretionary authority to vote uninstructed shares on the advisory proposal on the compensation of the Company’s named executive officers. Because that proposal must be approved by a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter, broker non-votes as to that proposal will have no effect on whether the proposal is approved.
Other Matters
As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person named in the enclosed form of proxy will vote the proxies in accordance with such person’s best judgment.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors of the Company (the “Board”) is currently composed of seven members divided into three classes. Beginning with this election, the members of each class will be elected to serve one-year terms. Prior to this election, the directors each were elected to serve three-year terms. Mr. David K. Beecken and Mr. Arthur D. Kowaloff are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has approved the nomination of Mr. David K. Beecken and Mr. Arthur D. Kowaloff for re-election, and each of these two nominees has indicated a willingness to serve. The members of the two other classes of directors will continue in office for their existing terms. Following the Annual Meeting, the Board will be composed of seven members divided into the three classes. A plurality of the shares of Common Stock present and voting at the Annual Meeting is necessary to elect the nominees for director. With regards to uncontested elections, our Board has adopted a policy that in the event a nominee receives a greater number of  “WITHHELD” votes than votes “FOR” his or her election, such nominee shall tender his or her written resignation to the Board of Directors, and the Nominating and Corporate Governance Committee shall then make a recommendation to the Board of Directors as to whether to accept or reject the resignation. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the reasons for it within 90 days from the date that the election results are certified.
The person named as proxy in the enclosed form of proxy will vote the proxies received by them for the election of Mr. David K. Beecken and Mr. Arthur D. Kowaloff unless otherwise directed. In the event that any of the nominees become unavailable for election at the Annual Meeting, the person named as proxy in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board.
Information concerning the nominees and incumbent directors whose terms will continue after the Annual Meeting is set forth below.
David K. Beecken (Term expiring at 2014 Annual Meeting)
Age 68, has served as a Director since the Exchange(1) and has served as Chairman of the Audit Committee and member of the Finance Committee of our Board of Directors. Mr. Beecken currently serves as a Partner of Beecken Petty O’Keefe & Company, which is the General Partner of Beecken Petty O’Keefe Fund II, an investment limited partnership focused exclusively on private equity investments in healthcare. Prior to co-founding Beecken Petty O’Keefe in April 1996, Mr. Beecken was Senior Managing Director of ABN AMRO Incorporated, a broker dealer, from February 1993 to March 1996. From 1989 to February 1993, Mr. Beecken was a Senior Vice President-Managing Director of First National Bank of Chicago. Mr. Beecken also serves on the Boards of Directors of Scrip Products Corporation, Dentistry for Children, Inc. and Paragon Medical, Inc. Mr. Beecken received a B.A. from the University of the South, an M.Sc. from the London School of Economics and an M.B.A. from the University of Chicago. Mr. Beecken has extensive experience investing in a range of businesses and the dental industry.

(1)
On June 20, 2006, the Company completed the Exchange as a result of which the Company acquired all of the issued and outstanding share capital of Sirona Holding GmbH (“Sirona”) and a promissory note issued by Sirona to Sirona Holdings Luxco S.C.A. (“Luxco”) in the original principal amount of €150,992,464, in exchange for 36,972,480 shares of the Company’s Common Stock. In May 2011, Luxco sold all of its remaining shares of Sirona common stock pursuant to an underwritten follow-on public offering.

William K. Hood (Term expiring at 2016 Annual Meeting)
Age 91, has served as a Director since 2002. Prior to the Exchange, Mr. Hood served as Chairman of our Board of Directors between June 2004 and June 2006 and was Chairman of the Audit Committee of the Board of Directors from February 2002 until June 2006. Mr. Hood is currently a member of the Audit Committee of the Board of Directors. Mr. Hood has also served as a member of the Compensation Committee since May 2002. Mr. Hood served as a member of the Nominating Committee from August 2004 until June 30, 2010 when our Board of Directors replaced the Nominating Committee with the Nominating and Corporate Governance Committee. Mr. Hood has been retired since 1996. From 1989 to 1996, Mr. Hood served as a Consultant to Harlyn Products, Inc. and as a member of its Board of Directors. From 1983 to 1988, he was Senior Vice President of American Bakeries Company. From 1981 to 1983, Mr. Hood served as Dean of the Chapman University School of Business Management. From 1972 to 1980, he was President and Chief Executive Officer of Hunt Wesson Foods, Inc. Mr. Hood is a Trustee of Chapman University and a member of Brandman University. Mr. Hood has extensive experience in finance, management, leadership and executive compensation.

Thomas Jetter (Term expiring at 2016 Annual Meeting)
Age 57, has served as a Director since April 2010 and has served as the Company’s Chairman of the Board since February 20, 2013. Mr. Jetter is currently a member of the Nominating and Corporate Governance Committee and a member of the Finance Committee of our Board of Directors. Mr. Jetter assumed an interim senior leadership position for the Soros Economic Development Fund from February to September 2014 during a restructuring. Mr. Jetter also served as a non-executive Director of Gourmondo GmbH, an internet company from May 2008 to September 2012. From April 1995 to March 2008, Mr. Jetter was a Partner at Permira GmbH, where he initiated and managed investments in a variety of industrial, medtech and chemical companies. At Permira, Mr. Jetter gained extensive international experience as lead for investments in the chemicals sector, and helped expand the firm’s global reach to include areas such as the US and China. Prior to that time, Mr. Jetter was a Senior Engagement Manager with McKinsey in Germany and Brazil, where he led projects on cost optimization, organization and strategy. Between 1985 and 1988, Mr. Jetter was an Investment Banking Associate at JP Morgan in Frankfurt and New York. Mr. Jetter holds a PhD-degree in economics/banking and an MBA from the University Saarbrücken, Germany. Mr. Jetter has extensive experience in financial transactions and international business.

Arthur D. Kowaloff (Term expiring at 2014 Annual Meeting)
Age 67, has served as a Director since 2004. Mr. Kowaloff has been a member of the Audit Committee of our Board of Directors since October 2004. Mr. Kowaloff has served as a member of the Compensation Committee of the Board of Directors since August 2011. Since the Exchange, he has served on the Nominating and Corporate Governance Committee and, until October 2011, on the Finance Committee of our Board of Directors. From October 2004 until the Exchange, he served on the Compensation Committee of our Board of Directors, and was Chairman of the Special Litigation Committee from November 2004 until the Exchange. Mr. Kowaloff has been retired since 2003. From 1998 to 2003, Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. From 1991 to 1998, he was Chief Operating Officer and Senior Managing Director of Patricof  & Company Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently a Trustee of Carleton College, the President and a Director of the PBP Foundation of New York, and a Director and Chairman of the Audit and Compliance and Compensation Committees of the Greater Hudson Valley Health System. Mr. Kowaloff received a B.A. from Carleton College and holds a Juris Doctor degree from Yale Law School. Mr. Kowaloff has extensive experience in capital markets, finance and corporate governance.

Harry M. Jansen Kraemer, Jr. (Term expiring at 2016 Annual Meeting)
Age 60, has served as a Director since the Exchange and is the Chairman of the Nominating and Corporate Governance Committee and member of the Compensation Committee of our Board of Directors. Mr. Kraemer currently serves as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries and serves as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since January 1, 2000, President since 1997 and Chief Executive Officer since January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of directors of Leidos Corporation and as chairman of its Audit Committee. He also serves on the board of directors of VWR International, Inc., Ikaria, Inc. and Catamaran Corporation (CTRX) and is a member of Catamaran’s Audit Committee. In addition, he serves on the board of trustees of Lawrence University, Northwestern University, the Conference Board and NorthShore University HealthSystem. He is also a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Commercial Club of Chicago, the Chicago Council on Global Affairs and the Economics Club of Chicago. He is a past member of the Business Roundtable, the Business Council and the Healthcare Leadership Council. Mr. Kraemer received a B.A. from Lawrence University and an M.B.A. from the Kellogg School of Management at Northwestern University and is a certified public accountant. Mr. Kraemer has extensive experience in finance, management, leadership and corporate governance.

Jeffrey T. Slovin (Term expiring at 2016 Annual Meeting)
Age 50, has served as our President since September 20, 2010 and as our Chief Executive Officer since February 2013. Prior to September 20, 2010, Mr. Slovin served as our Executive Vice President and Chief Operating Officer of U.S. Operations since the Exchange. Prior to that time, Mr. Slovin was Chief Executive Officer of Schick Technologies, Inc. (“Schick”) since June 2004 and Schick’s President from December 1999 to June 2004. He has also served as a Director since December 1999. In addition, from November 2001 to June 15, 2004, Mr. Slovin served as Schick’s Chief Operating Officer. From

1999 to November 2001, Mr. Slovin was a Managing Director of Greystone & Co., Inc. From 1996 to 1999, he served in various executive capacities at Sommerset Investment Capital LLC, including Managing Director, and as President of Sommerset Realty Investment Corp. During 1995, Mr. Slovin was a Manager at Fidelity Investments Co. From 1991 to 1994, he was Chief Financial Officer of SportsLab U.S.A. Corp. and, from 1993 to 1994, was also President of Sports and Entertainment Inc. From 1987 to 1991, Mr. Slovin was an associate at Bear Stearns & Co., specializing in mergers and acquisitions and corporate finance. Mr. Slovin is currently a member of the Board of Fellows of the Harvard School of Dental Medicine, and a member of the Young President’s Organization. Mr. Slovin holds an M.B.A. degree from Harvard Business School. Mr. Slovin brings to the Board financial, management and leadership experience. In addition, Mr. Slovin has extensive experience in the dental industry.

Timothy P. Sullivan (Term expiring at 2015 Annual Meeting)
Age 57, has served as a Director since the Exchange and is the Chairman of the Compensation Committee and member of the Finance Committee and Nominating and Corporate Governance Committee of our Board of Directors. Mr. Sullivan is a founder and Managing Director of Madison Dearborn Partners, LLC, which specializes in management buyouts and special equity investing and manages over 18 billion dollars of committed capital and portfolio investments. Prior to co-founding Madison Dearborn Partners in 1993, Mr. Sullivan was with First Chicago Venture Capital for three years after having served in the U.S. Navy. Mr. Sullivan concentrates on investments in the health care sector and currently serves on the Board of VWR International, Inc., Sage Products LLC, Ikaria, Inc. and Kaufman, Hall & Associates, LLC. In addition, he is on the Board of Trustees of Northwestern University, Northwestern Memorial Hospital, the United States Naval Academy Foundation, Northlight Theatre and Loyola Academy. Mr. Sullivan also serves on the Finance and Investment Committees of the Archdiocese of Chicago and Cristo Rey Jesuit High School. Mr. Sullivan holds a B.S. from the United States Naval Academy, an M.S. from the University of Southern California and an M.B.A. from the Stanford University Graduate School of Business. Mr. Sullivan has extensive experience in financial transactions, investing in a range of businesses and the healthcare industry.

In addition to Mr. Slovin, our executive officers include Mr. Ulrich Michel, Mr. Jonathan Friedman, Mr. Walter Petersohn and Mr. Rainer Berthan. Information concerning the business experience of Mr. Michel, Mr. Friedman, Mr. Petersohn and Mr. Berthan follows.
Ulrich Michel (Executive Vice President & Chief Financial Officer)
Age 52, has served as Executive Vice President and Chief Financial Officer of the Company since October 2013. From April 2005 to October 2013, he was Chief Financial Officer of WABCO, a New York Stock Exchange listed company that is a global technology leader in the commercial vehicle industry. Prior to that, he served as Chief Financial Officer for American Standard’s Trane Commercial Systems’ business in the Europe, Middle East, Africa & India Region. Michel joined American Standard from Honeywell International/Allied Signal where he spent six years in financial leadership positions in the U.S. and Europe, with areas of focus including mergers and acquisitions, the Specialty Chemicals business and the Control Products business.

Before joining Honeywell International/Allied Signal, he spent eight years at PriceWaterhouse, working both in the U.S. where he qualified as a U.S. Certified Public Accountant, and in Europe where he became a German Wirtschaftsprüfer. He holds a Degree in International Business from the University of Applied Science in Pforzheim, Germany.

Jonathan I. Friedman (General Counsel and Secretary)
Age 44, has served as our General Counsel since September 2007, and was appointed Secretary in October 2007. From 2001 to 2007, Mr. Friedman was Chief Legal Officer and Secretary of National Medical Health Card Systems, Inc., a NASDAQ listed pharmacy benefit manager. In this role, Mr. Friedman’s primary focus was on corporate acquisitions and financings, general corporate transactions, Exchange Act reporting, corporate governance, intellectual property matters and regulatory compliance. Prior to his tenure at National Medical Health Card Systems, Inc. Mr. Friedman served as Vice President and Deputy General Counsel to a publicly traded company and was an associate at a major New York City law firm. In each of those roles, Mr. Friedman’s emphasis was on public and private securities offerings, mergers and acquisitions, commercial transactions, technology licensing, regulatory compliance and securities law. Mr. Friedman holds a J.D. (graduating cum laude) from St. John’s University School of Law, where he was also the Articles and Notes Editor of the Law Review.

Walter Petersohn (Executive Vice President of Sales)
Age 48, has served as Executive Vice President of Sales since September 2010. From 2003 through September 2010, Mr. Petersohn was Vice President Sales for Sirona, where he oversaw the expansion of Sirona’s international presence into markets including China, Italy and Korea. Between 1999 and 2003, he served as Vice President Sales for Asia-Pacific and the Middle East and was responsible for the Company’s expansion into Japan and Australia. From 1995 to 1999, Mr. Petersohn was a Product Manager and Director of Marketing for Sirona’s Treatment Center Division. Mr. Petersohn received a Masters degree in history from the University of Würzburg, Germany and an MBA from the State University of New York at Albany.

Rainer Berthan (Executive Vice President of Operations)
Age 51, was promoted to Executive Vice President of Operations responsible for the Company’s business segments on November 16, 2012 as part of the succession plan whereby Mr. Slovin succeeded Mr. Fischer as Chief Executive Officer following the 2012 Annual Meeting. Prior to his promotion to Executive Vice President of Operations, Mr. Berthan served as a Vice President of the Company. Prior to joining the Company in September 2012, Mr. Berthan served at Demag Cranes AG, a publicly listed company, as Executive Vice President. From 2004 to 2008, Mr. Berthan was President of Weidmuller in China, a leading German company in the industrial automation business. Prior to those roles, Mr. Berthan held various senior management positions at leading companies. Mr. Berthan holds a Degree in Economics from the University of Applied Science Munich, Germany.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE
NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Committees and Meetings
During fiscal 2014, the Board held eight meetings. At all Board meetings our independent directors meet separately without management present. All of the then current members of our Board attended the 2013 annual meeting of stockholders. The Company has no policy regarding director attendance at its Annual Meeting. A majority of the Board, consisting of Messrs. Beecken, Hood, Jetter, Kowaloff, Kraemer and Sullivan are “independent directors”, as such term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The following table provides membership information as of September 30, 2014 for the Audit, Compensation and Nominating and Corporate Governance committees of our Board:
Name	Audit	Compensation	Nominating & Corporate Governance
David K. Beecken	X*
William K. Hood	X	X
Thomas Jetter			X
Arthur D. Kowaloff	X	X	X
Harry M. Jansen Kraemer, Jr.		X	X*
Jeffrey T. Slovin
Timothy P. Sullivan		X*	X

*
Committee Chairperson

Below is a description of the Audit, Compensation, Nominating and Corporate Governance and Finance committees of our Board and information regarding committee meetings held in fiscal 2014.
Audit Committee.   Our Audit Committee is currently composed of three directors, Messrs. Beecken (who serves as Chairman), Hood and Kowaloff, all of whom are independent directors as such term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules, and as required by the Audit Committee Charter. In addition, our Board has determined that each of Messrs. Hood and Kowaloff is an “audit committee financial expert,” as defined by the U.S. Securities and Exchange Commission (the “SEC”).
The primary function of the Audit Committee is to serve as an independent and objective party to oversee our accounting and financial reporting processes and internal control system; to pre-approve all auditing and non-auditing services to be provided by our independent auditor; to review and oversee the audit efforts of our independent auditor; and to provide an open avenue of communication among the independent auditor, financial and senior management and our Board. The Audit Committee has responsibility and authority, among other matters, to review with our management any financial information filed with the SEC or disseminated to the public; to establish and maintain procedures for receiving and treating complaints regarding accounting, internal accounting controls and auditing matters, and for the confidential anonymous submission by employees of concerns regarding these matters; to appoint, determine funding for and oversee our independent auditor; to review, in consultation with the independent auditor and our accounting personnel, the integrity of our financial reporting processes; and to review in advance any proposed transaction between us and any related party. A copy of our Audit Committee Charter can be found on our corporate website at www.sirona.com. The Audit Committee met eight times during the fiscal year ended September 30, 2014.
Compensation Committee.   Our Compensation Committee is currently composed of four directors, Messrs. Sullivan (who serves as Chairman), Hood, Kowaloff and Kraemer, all of whom are independent directors as such term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules, and as required by the Compensation Committee Charter. The Compensation Committee is comprised solely of independent directors. The Compensation Committee has oversight responsibility relating to the compensation of our executive officers and directors and the administration of awards under our 2006 Equity Incentive Plan. In August 2011, our Board expanded the number of members of the Compensation Committee from three to four directors. On July 1, 2013, the Board amended and restated our Compensation Committee Charter to expand the responsibilities, duties and authority of the Compensation Committee in compliance with the new NASDAQ Listing Rules related to compensation committees. In particular, under the amended and restated Compensation Committee Charter, the Compensation Committee (i) has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, (ii) is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser, (iii) will receive appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser; and (iv) will select, or receive advice from, a compensation consultant, legal counsel or other adviser, other than in-house legal counsel, only after taking into consideration factors related to the independence of such compensation consultant, legal counsel or other adviser, as required by the NASDAQ Listing Rules. A copy of our amended and restated Compensation Committee Charter can be found on our corporate website at www.sirona.com. The Compensation Committee met seven times during the fiscal year ended September 30, 2014.
Compensation Committee Interlocks and Insider Participation.   No member of the Compensation Committee is an officer or employee, or former officer or employee, of our Company or any of our subsidiaries. No interlocking relationship existed during the fiscal year ended September 30, 2014 between the members of our Board or Compensation Committee and the board of directors or compensation committee of any other company, nor have any other “compensation committee interlocks” existed in the past.
Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is currently composed of four directors, Messrs. Kraemer (who serves as Chairman), Jetter, Kowaloff and Sullivan, all of whom are independent directors as such term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules, and as required by the Nominating and Corporate Governance Charter. The Nominating and Corporate Governance Committee is comprised solely of independent directors. The former Nominating Committee was established by resolution of our Board on August 3, 2004. On July 30, 2010, our Board replaced the Nominating Committee with the Nominating and Corporate Governance Committee and reduced the number of members of the Nominating and Corporate Governance Committee to four directors. The functions of the Nominating and Corporate Governance Committee are to (i) establish criteria for selecting candidates for nomination to our Board and actively seek candidates who meet those criteria, (ii) recommend nominees to our Board and (iii) advise the Board on corporate governance matters and Board performance matters. The Nominating and Corporate Governance Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields and who possess the skills and expertise to make a significant contribution to our Board, us and our stockholders. Director nominees should have relevant business or other experience, knowledge about issues affecting us and the ability and willingness to apply sound and independent business judgment. The Company’s Corporate Governance Guidelines provide that directors should be selected so that the Board is a diverse body, with diversity reflecting gender, ethnic background, country of citizenship and professional experience. The Nominating and Corporate Governance Committee does not discriminate on the basis of race, gender or ethnicity. The Nominating and Corporate Governance Committee will establish procedures by which it will exercise oversight of the evaluation of the Board and management. The Nominating and Corporate Governance Committee will also establish procedures for the Board, on at least an annual basis, to evaluate the Board’s performance and to make any recommendations to the Board that the Committee deems appropriate regarding improvements of the Board’s operations. The Nominating and Corporate Governance Committee will consider nominees for election or appointment to our Board that are recommended by stockholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompanies the recommendations. Such recommendations should be submitted in writing to the attention of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Sirona Dental Systems, Inc., 30-30 47th Avenue, Suite 500 Long Island City, NY 11101 and should not include self-nominations. A copy of our Nominating and Corporate Governance Committee Charter can be found on our corporate website at www.sirona.com. The Nominating and Corporate Governance Committee met four times in the fiscal year ended September 30, 2014.

Attendance at Board and Committee Meetings.   Each of our directors attended all meetings of the Board during the fiscal year ended September 30, 2014. In addition, each of our directors attended all meetings held by all committees of the Board on which such director served during the fiscal year ended September 30, 2014.
Corporate Governance Guidelines
The Board of Directors adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.sirona.com. Our Corporate Governance Guidelines address topics such as (i) the role and responsibilities of the Board of Directors, (ii) the definition of independence, (iii) the selection of Board of Director nominees, (iv) Board membership criteria, (v) Board leadership, (vi) Board meetings, (vii) committees, (viii) director compensation, (ix) orientation and continuing education of directors, (x) management development and succession planning, (xi) attendance of directors at the Annual Meeting of Stockholders, (xii) directors’ access to management and independent advisors, (xiii) evaluation of the Board of Directors and committees and (xiv) submission of director resignations. The Corporate Governance Guidelines were revised in fiscal 2013 with the following changes: we included a director resignation policy which states that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to the Board of Directors, and we added the position of senior independent director, who will be appointed annually by the independent directors, and who is responsible for presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.
The Board of Directors also adopted Stock Ownership Guidelines to ensure that the interests of the executive officers and directors are aligned with those of stockholders. The individual stock ownership guideline level for each executive officer is equal to the number of shares equivalent to: (i) six (6) times the annual base salary for the Chief Executive Officer; or (ii) one (1) times the annual base salary of any executive officer other than the Chief Executive Officer. The individual stock ownership guideline level for each director is equal to the number of shares equivalent to five (5) times the annual cash retainer payable to such director. In addition to the ownership guidelines, each executive officer and director is required to retain an amount equal to 50% of the net shares received as a result of the exercise, vesting or payment of any Company granted equity until such time as the ownership guideline is met. A copy of the Stock Ownership Guidelines is available on our Internet website at www.sirona.com.
Code of Ethics
On June 2, 2004, by resolution of our Board, we adopted a code of ethics governing the conduct of our personnel, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the current code of ethics is available on our website at www.sirona.com. In addition, a free copy of the code may be obtained by stockholders upon request by contacting Jonathan Friedman, General Counsel of the Company, at (718) 482-2011.
In the event that any amendment is made to the code of ethics, and such amendment is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we shall disclose the nature of any such amendment on our website within four business days following the date of the amendment. In the event that we grant a waiver, including an implicit waiver, from a provision of the code of ethics, to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we shall disclose the nature of any such waiver, including the name of the person to whom the waiver is granted and the date of such waiver, on our website within four business days following the date of the waiver. Our website address is www.sirona.com.
Stockholder Communications with the Board of Directors
Historically, we have not adopted a formal process for stockholder communications with our Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to our Board has been excellent, and to date, we have not considered it necessary to adopt a formal process. Nevertheless, during the upcoming year the Board will continue to monitor whether it would be appropriate to adopt a formal process for stockholder communications with the Board.
Report of the Audit Committee of the Board of Directors
In executing its responsibilities, the Audit Committee has reviewed and discussed our audited financial statements with our management. The Audit Committee has also discussed with the Company’s independent auditor the overall scope and plans for their audits of the Company. Furthermore, the Audit Committee has discussed with our independent auditor the matters required to be discussed by SAS 61, as amended. In addition, the Audit Committee has received written disclosures and a letter from our independent auditor delineating all relationships between them and us, consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with them matters pertaining to their independence. The Audit Committee also considered whether the additional services unrelated to audit services performed by KPMG during the fiscal year ended September 30, 2014 were compatible with maintaining their independence in performing their audit services. In addition, the Audit Committee met with the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for filing with the SEC. The Audit Committee and Board of Directors have also recommended the selection of KPMG as our independent auditor for the fiscal year ending September 30, 2015.
From the members of the Audit Committee of Sirona Dental Systems, Inc.:
David K. Beecken, Chairman
William K. Hood
Arthur D. Kowaloff
Leadership Structure
Our Board is committed to adopting governance policies and practices that promote the most effective and ethical management of the Company. In addition, the Board believes that it is important to retain flexibility to determine the Company’s optimal leadership structure and to choose the best qualified person(s) to serve in the roles of Chief Executive Officer and Chairman of the Board. Consequently, after our former Chairman and Chief Executive Officer, Mr. Fischer, retired in February 2013, the Board determined that the designation of an independent, Non-Executive Chairman represented the optimal leadership structure for the Company. The directors believe that this role provides the Board with independent leadership and allows Mr. Slovin, the Company’s Chief Executive Officer, to concentrate on the Company’s business operations. Therefore, Mr. Jetter, who served as a director since April 2010, was appointed to the role of Non-Executive Chairman of the Board following our Annual Meeting on February 20, 2013.
We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Because the leadership structure that is appropriate for a company can also change over time, we intend to review our leadership structure annually to determine if it is the most appropriate one for the Company.
Risk Oversight
Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee (a) reviews with management Company policies with respect to risk assessment and management of risks that may be material to the Company, including the risk of fraud, (b) reviews the integrity of the Company’s financial reporting processes, both internal and external, including reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year, (c) reviews the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and (d) the Company’s compliance with legal and regulatory requirements. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
The Company’s management is responsible for day-to-day risk management. Our Internal Audit area serves as the primary monitoring and testing function for company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR
The Audit Committee of our Board has selected KPMG as independent auditor for the fiscal year ending September 30, 2015 and has further directed that management submit the selection of independent auditor for ratification by the stockholders at the Annual Meeting. A proposal to ratify the appointment of KPMG will be presented at the Annual Meeting. Representatives of KPMG are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so and will be available to answer questions from stockholders. KPMG was the Company’s independent auditor during the fiscal year ended September 30, 2014.
Neither our By-laws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent auditor. However, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG.
AUDIT FEES
The aggregate fees billed for professional services rendered for the Company by KPMG, the Company’s independent auditor, for the years ended September 30, 2014 and 2013 were:
	2014	2013
	(in thousands)
Audit Fees	$1,580.8	$1,518.2
Audit-Related Fees	16.0	11.6
Tax Fees	—	—
All Other Fees	—	108.3
Total Fees	$1,596.8	$1,638.1

“Audit Fees” include time billed to the Company for professional services and expenses relating to the audit and review of the financial statements of the respective years. For the fiscal years ended September 30, 2014 and September 30, 2013, audit fees included fees for professional services and expenses relating to the reviews of our quarterly financial statements for the quarters ended December 31, 2012 through June 30, 2014 on Form 10-Q and the audit of our annual financial statements and our Annual Report on Form 10-K for each of fiscal years 2014 and 2013.
“Audit-Related Fees” include fees billed to the Company in the respective fiscal year for professional services and expenses related to reviews of proxy, Form 8-K, Form S-8 and Form S-3 filings with the U.S. Securities and Exchange Commission, and electronic and other filings of local statutory financial statements.
“Tax Fees” include time billed to the Company for professional services and expenses principally related to tax planning, tax consulting and tax compliance.
“All Other Fees” include time billed to the Company for professional services and expenses primarily related to accounting and tax due diligences performed in connection with business acquisition activities.
All fees are agreed in Euro. Total fees billed amounted to €1,176.4 and €1,213.5 (in thousands) in fiscal 2014 and fiscal 2013, respectively (or $1,596.8 and $1,638.1, in thousands, using an exchange rate of 1.3573 and 1.3499 in fiscal 2014 and 2013, respectively).
No other professional services were rendered or fees were billed by KPMG for the years ended September 30, 2014 and 2013.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor KPMG. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All audit-related services for fiscal 2014 and 2013 were pre-approved by the Audit Committee.
The Audit Committee has determined that the rendering of the services, other than the audit services, by KPMG, is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR FOR
THE FISCAL YEAR ENDING SEPTEMBER 30, 2015.

PROPOSAL 3 — ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN
THIS PROXY STATEMENT UNDER “OTHER INFORMATION
FOR THE ANNUAL MEETING OF SIRONA DENTAL SYSTEMS, INC.’S
STOCKHOLDERS — COMPENSATION OF EXECUTIVE OFFICERS”
The Board of Directors believes that the Company’s compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of stockholders. You are urged to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on the Company’s executive compensation, including the Company’s philosophy and objectives and the 2014 compensation of the named executive officers.
Congress enacted legislation requiring a non-binding advisory “say-on-pay” vote on executive compensation beginning in 2011. In light of the results of the stockholder’s non-binding advisory vote at the Annual Meeting of the Stockholders for the fiscal year ended in 2010 (the “2010 Annual Meeting”) with respect to the frequency with which stockholders will vote for the approval of the compensation of the Company’s named executive officers, the Company currently intends to hold an annual non-binding advisory vote on such named executive officer compensation. This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.”
As an advisory vote, this proposal is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions for the named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED
IN THIS PROXY STATEMENT UNDER “OTHER INFORMATION FOR THE ANNUAL
MEETING OF SIRONA DENTAL SYSTEMS, INC.’S STOCKHOLDERS — COMPENSATION
OF EXECUTIVE OFFICERS”.

PROPOSAL 4 — TO APPROVE THE 2015 LONG-TERM INCENTIVE PLAN
The stockholders are being asked to approve the 2015 Long-Term Incentive Plan (the “2015 Plan”). The 2015 Plan was adopted by the Board on January 19, 2015, subject to approval by our stockholders at the Annual Meeting. The 2015 Plan is intended to replace our 2006 Plan, which will otherwise expire next year. If the 2015 Plan is approved, no further awards will be made under the 2006 Plan, and the 2015 Plan will be the only plan that would allow us to issue stock-based incentive awards. If the 2015 Plan is not approved, we will still be able to issue awards under our 2006 Plan until it expires in 2016; however, the number of shares still available for awards under the 2006 Plan is not even sufficient to meet our needs for 2015. Approval of the 2015 Plan is also necessary in order to enable us to grant future equity incentive awards that qualify for the performance-based compensation exemption from the deduction limitations of Section 162(m) of the Code.
The Board believes that long-term equity incentive compensation is a necessary and key component of our overall compensation philosophy. The 2015 Plan (which, if approved, would be our only equity incentive plan going forward) would allow us to issue various forms of equity-based incentive compensation to our employees and other eligible personnel, including performance-based equity awards. Our ability to grant equity-based incentive compensation under the 2015 Plan will enable us to meet several objectives that are important to the success and growth of our business, including, for example, fostering an ownership mentality that aligns the interests of our management and other personnel with those of our stockholders, and enabling us to attract, motivate, reward and retain talented individuals whose skills, experience and efforts are essential to the continuing success and development of our business and the enhancement of stockholder value. The Board also believes that, if the 2015 Plan is not approved, we will lose an indispensable part of our compensation program and will face serious challenges to our ability to attract and retain management and other key personnel which, if not otherwise addressed, would adversely affect our business. In short, the Board believes strongly that approval of the 2015 Plan is in the best interests of the Company and our stockholders and that, if the 2015 Plan is not approved, our business and the interests of our stockholders will be harmed.
A general description of the principal terms of the 2015 Plan adopted by the Board is set below. This description is qualified in its entirety by the terms of the 2015 Plan set forth in Appendix A.
Eligibility for Participation.   The 2015 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to our and any of our subsidiaries’ employees, and the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other forms of equity-based awards and performance-based cash incentive awards to our and any of our subsidiaries’ employees, directors, consultants and advisers.
Authorized Shares; Award Limitations.   The Company may issue up to 6,825,000 shares of our common stock pursuant to awards made under the 2015 Plan. For this purpose, each share issued pursuant to a restricted stock, restricted stock unit or other full-value award will be counted as 2.30 shares, and the total number of shares covered by an award of stock appreciation rights (and not just the number of shares issued in settlement of such award) will be deemed to have been issued under the 2015 Plan. No more than 1,000,000 shares may be issued pursuant to awards granted to any individual (other than a non-employee director) in any calendar year; and no more than 250,000 shares may be issued pursuant to awards granted to any non-employee director in any calendar year. The maximum cash incentive award that may be made to any individual under the 2015 Plan for any calendar year is $10,000,000. The above share limitations will be subject to adjustment in the event of certain capital changes, such as a stock split or a stock dividend. The following unissued shares covered by awards granted under the 2015 Plan will remain available for issuance under new awards: (a) shares covered by an option or stock appreciation right that is forfeited or otherwise terminated or canceled for any reason other than exercise; (b) shares covered by restricted stock, restricted stock unit or other awards that are forfeited; and (c) shares covered by an award that is settled in cash or that otherwise terminates without shares being issued.
Administration.   In general, the Compensation Committee of the Board will be responsible for administering the 2015 Plan. Subject to the terms of the 2015 Plan, the Compensation Committee (or its designee) may select the persons who will receive awards, the types of awards to be granted, the purchase price (if any) to be paid for shares covered by the awards, and the vesting, forfeiture and other terms and conditions of the awards, and will have the authority to make all other determinations necessary or advisable for the administration of the 2015 Plan.

Stock Options.   The Compensation Committee may grant stock options under the 2015 Plan pursuant to which a participant may purchase shares of our common stock subject to such vesting and other terms and conditions as the Compensation Committee may prescribe. Stock options granted under the Plan may be classified as “incentive stock options” (within the meaning of Section 422 of the Code) or as non-qualified options (i.e., options which do not qualify as “incentive stock options”). The exercise price of any stock option granted under the 2015 Plan must be at least equal to the fair market value of our common stock on the date the option is granted (110% of fair market value in the case of  “incentive stock options” granted to ten percent stockholders). The maximum term of an option granted under the 2015 Plan is ten years (five years in the case of  “incentive stock options” granted to ten percent stockholders).
Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights under the 2015 Plan, subject to such vesting and other terms and conditions as the Compensation Committee may prescribe. A stock appreciation right allows the participant to receive payment, in cash and/or shares of our common stock, equal to the appreciation in the fair market value of our common stock between the date the stock appreciation right is granted and the date it is exercised. The maximum term of a stock appreciation right granted under the 2015 Plan is ten years.
Restricted Stock.   The Compensation Committee may grant restricted stock awards under the 2015 Plan, pursuant to which shares of our common stock are issued to the participant subject to specified vesting and other conditions. Unless the Compensation Committee determines otherwise, a participant may vote shares of restricted stock and, subject to such vesting and other conditions as the Compensation Committee may impose, the participant may be entitled to dividends with respect to unvested restricted stock. In general, if the recipient of a restricted stock award terminates employment or service, any unvested shares will be forfeited.
Restricted Stock Units.   The Compensation Committee may grant restricted stock units under the 2015 Plan. Restricted stock units represent the right to receive shares of our common stock in the future, subject to vesting and other terms and conditions prescribed by the committee. Vested restricted stock units may be settled in cash and/or shares of our common stock. The holder of restricted stock units may not vote the underlying shares before the units become vested and the shares are issued. The Compensation Committee may provide for the crediting of dividend equivalents with respect to restricted stock units (based upon dividends paid to our stockholders), subject to applicable vesting and payment conditions. In general, if the recipient of restricted stock units terminates employment or service, any unvested restricted stock units (and related dividend equivalents) will be forfeited.
Other Forms of Stock Award; Performance-Based Cash Incentive Awards.   The Compensation Committee may grant other forms of awards under the 2015 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to, shares of our common stock, including, for example, performance share awards, performance unit awards, stock bonus awards and dividend equivalent awards. Any such other awards will be settled in the form of cash and/or shares of our common stock and will be subject to the provisions of the 2015 Plan and any vesting and other terms and conditions prescribed by the Compensation Committee. In addition, the 2015 Plan authorizes the Compensation Committee to make annual and/or long-term cash incentive awards that are contingent on the achievement of pre-established performance goals and such other terms and conditions as the Compensation Committee may prescribe.
Performance Awards and Goals.   The Compensation Committee may grant restricted stock, restricted stock unit, cash and other awards under the 2015 Plan that are intended to qualify as “performance-based compensation” that is exempt from the executive compensation deduction limitations of Section 162(m) of the Code. In general, a performance-based award made under the 2015 Plan may qualify for the performance-based compensation exemption if, among other things, the award is conditioned upon the attainment of objective performance goals that are pre-established by the Compensation Committee and that are based upon any one or more of the following performance factors: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (d) operating income (before or after taxes); (e) revenue, net revenue, net revenue growth or product revenue growth; (f) gross profit or gross profit growth; (g) net operating profit (before or after taxes); (h) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (i) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (j) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (k) margins, gross or operating margins, or cash margins; (l) share price (including, but not limited to, growth measures, market capitalization and/or total stockholder return); (m) expense or cost targets; (n) objective measures of customer satisfaction; (o) working capital targets; (p) measures of economic value added, or economic value-added models or equivalent metrics; (q) inventory control; (r) net sales; (s) debt targets; (t) stockholder equity; or (u) implementation, completion or attainment of measurable objectives with respect to new store openings, acquisitions and divestitures, and recruiting and maintaining personnel.
In establishing performance goals with respect to an award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, performance factors listed above may be expressed solely by reference to our performance and/or the performance of any one or more subsidiaries and/or the performance of any of our or any subsidiary’s divisions, business segments or business units, and may be based upon comparisons of any of the indicators of performance relative to other companies (or subsidiaries, divisions, business segments or business units of other companies). Subject to compliance with the Treasury regulations under Section 162(m) of the Code, the Compensation Committee may adjust performance goals as necessary or appropriate in order to account for changes in law or accounting or to reflect the impact of extraordinary or unusual items, events or circumstances which, if not taken into account, would result in windfalls or hardships that are not consistent with the intent and purposes of an award, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) acquisitions and divestitures, or (d) changes in generally accepted accounting principles.
Transferability of Awards.   In general, awards made under the 2015 Plan may not be transferred or assigned, except as may be permitted by the Compensation Committee.
Recoupment of Awards.   The 2015 Plan provides that shares and/or cash distributed pursuant to awards made under the 2015 Plan are subject to any Dodd-Frank recoupment (clawback) requirements and recoupment (clawback) policies we may have in place.
No Repricing of Awards.   Options and stock appreciation rights granted under the 2015 Plan may not be re-priced and may not be purchased or exchanged for cash, shares or other property or awards without the approval of our stockholders.
Payment of Exercise Price and Tax Withholding.   In general, the exercise price under a stock option and tax withholding obligation resulting from the exercise or settlement of an award may be satisfied in cash and/or in such other ways as the Compensation Committee may permit, including, for example, by the participant’s delivery to of previously-owned shares, broker-assisted cashless exercise or by our issuing net shares pursuant to which we hold back shares that would otherwise be issued in connection with such exercise or settlement.
Change in Control.   If a “change in control” (as defined in the 2015 Plan) occurs, the parties to the change in control transaction can agree that outstanding 2015 Plan awards will be converted into economically equivalent awards for securities of the acquiring or successor company and continued on substantially the same vesting and other terms and conditions as the original 2015 Plan award. The 2015 Plan also contains a “double trigger” vesting provision pursuant to which vesting of a converted award will accelerate if the holder’s employment with the acquiring or successor company is involuntarily terminated (as described in the 2015 Plan) within two years after the date of the change in control. If an outstanding 2015 Plan award is not assumed or substituted by the acquiring or successor company, however, the award will become fully vested and canceled immediately before the change in control transaction based upon the transaction value of the shares covered by the award.
Amendment and Termination.   The Board may amend or terminate the 2015 Plan, provided such action does not have a material adverse effect on any then outstanding awards. Amendments to the 2015 Plan will be subject to stockholder approval if such approval is necessary in order to satisfy applicable legal or stock exchange listing requirements.

Term of the 2015 Plan.   The Board adopted the 2015 Plan on January 19, 2015, subject to approval by our stockholders at the 2014 Annual Meeting. The 2015 Plan (if it is approved by our stockholders) will terminate on the tenth anniversary of the date of its adoption by our Board. If the 2015 Plan is approved by our stockholders, no further awards will be made under our 2006 Plan. If the 2015 Plan is not approved by our stockholders, then our 2006 Plan will continue in effect until it expires, and awards may be granted thereunder in accordance with its terms.
Certain U.S. Income Tax Consequences.   Set forth below is a summary of material U.S. income tax consequences applicable to awards made under our 2015 Plan. This discussion is intended for general informational purposes and not as tax guidance to any participant who may receive an award under the 2015 Plan.
Non-qualified Stock Options
A non-qualified stock option is an option that does not qualify as an “incentive stock option” under Section 422 of the Code. The grant of a nonqualified stock option is not a taxable event. In general, a participant who exercises a nonqualified stock option will realize ordinary income on the date the option is exercised equal to the excess of the value of the shares acquired on that date and the option exercise price paid for the shares, and we will be entitled to a corresponding deduction. The participant’s tax basis for the shares will be equal to the value of the shares on the date the option is exercised, and the participant’s holding period for the shares will begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.
Incentive Stock Options
In general, no taxable event will occur upon either the grant or exercise of an option that qualifies as an “incentive stock option” under Section 422 of the Code (although the exercise may have alternative minimum tax consequences to the participant). A participant will realize taxable income (or loss) when shares acquired upon the exercise of an “incentive stock option” are subsequently sold. If the participant sells the shares more than two years after the date the option is granted and more than one year after the date the option is exercised, any gain or loss realized on the sale will be long-term capital gain or loss, and we will not be entitled to a deduction. If the participant sells the shares before the end of either of those two holding periods, any gain realized on the sale will be taxable as ordinary income to the extent that the value of the shares on the date the option is exercised exceeds the option exercise price paid for the shares, and any remaining gain will be capital gain. In general, we will be entitled to a deduction equal to any ordinary income realized by the participant upon the sale of the shares.
Stock Appreciation Rights
The grant of a stock appreciation right is not a taxable event. In general, a participant will realize ordinary income when a stock appreciation right is exercised, equal to the value of the shares of our common stock and/or the amount of cash received by the participant in connection with such exercise, and we will be entitled to a corresponding deduction.
Restricted Stock
In general, a participant who receives shares of restricted stock will not realize taxable income unless and until the shares become vested, at which time the participant will realize ordinary income equal to the then fair market value of the vested shares and we will be entitled to a corresponding deduction. The participant’s tax basis for the shares will be equal to their fair market value on the vesting date and, upon a subsequent sale of the vested shares, the participant will realize long- or short-term capital gain, depending on whether the sale occurs more than one year after the vesting date (when ordinary income was realized). A participant may make an early income election with 30 days after he or she receives shares of restricted stock, in which case the participant will realize ordinary income on the date the shares are received equal to the fair market value of the shares on that date, and we would be entitled to a corresponding deduction. If an early income election is made, no income would be realized if and when the shares become vested. Upon a subsequent sale of the shares, any gain or loss from the sale — equal to the difference between the selling price and the fair market value of the shares on the date they were granted — will be treated as long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the date the shares were issued to the participant (in the form of restricted shares).
Restricted Stock Units and Other Awards
In general, a participant who receives shares of our common stock and/or cash in settlement of a restricted stock unit award will realize ordinary income equal to the then value of the shares and/or cash he or she received, and we will have a corresponding deduction. Similarly, if a participant receives cash and/or shares pursuant to a performance unit, performance share or other form of award under Plan, he or she will realize ordinary income upon such receipt equal to the then fair market value of the shares and/or the amount of cash received, and we will be entitled to a corresponding deduction. The participant’s tax basis in any such shares will generally be equal to the value of the shares on the date that ordinary income is realized, and the participant’s tax holding period for the shares will generally begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.
Section 162(m) of the Code
In general, Section 162(m) of the Code imposes a $1 million deduction limit on compensation paid by a publicly held company to its chief executive officer and each of the company’s three other most highly compensated named executive officers (other than the chief financial officer), unless certain performance-based requirements are met. It is anticipated that stock options and stock appreciation rights granted under the 2015 Plan will meet the performance-based requirements. In addition, the 2015 Plan contains provisions intended to allow the Compensation Committee to grant other forms of stock and cash awards that are intended to meet those performance-based requirements.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock, present or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to approve the 2015 Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
PROPOSAL TO ADOPT THE 2015 PLAN.

OTHER INFORMATION FOR THE ANNUAL MEETING OF
SIRONA DENTAL SYSTEMS, INC.’S STOCKHOLDERS
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of December 19, 2014, certain information regarding the ownership of the Common Stock of the Company by (1) each of our named executive officers and directors; (2) all of our executive officers and directors as a group; and (3) persons who are beneficial owners of more than five percent of our Common Stock:
Name	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
T. Rowe Price Associates, Inc(2)	6,012,369	10.8%
Neuberger Berman Group LLC(3)	4,268,110	7.7%
BlackRock, Inc.(4)	3,515,130	6.3%
Vanguard Group, Inc.(5)	3,471,667	6.3%
Generation Investment Management LLP(6)	2,962,155	5.3%
Ruane, Cunniff & Goldfarb, Inc.(7)	2,833,679	5.1%
Jeffrey T. Slovin(8)	719,152	1.3%
Ulrich Michel(9)	40,129	*
Jonathan Friedman(10)	60,135	*
Walter Petersohn(11)	72,212	*
Rainer Berthan(12)	6,614	*
David K. Beecken(13)	15,826	*
William K. Hood(14)	45,000	*
Thomas Jetter(15)	6,493	*
Arthur D. Kowaloff(16)	55,826	*
Harry M. Jansen Kraemer, Jr.(17)	77,761	*
Timothy P. Sullivan(18)	2,761	*
All current executive officers and directors as a group (12 persons)(19)	1,104,005	2.0%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of December 19, 2014 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)
According to a Schedule 13F filed by T. Rowe Price Associates, Inc. with the SEC for the quarter ended September 30, 2014. The address for T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202.

(3)
According to a Schedule 13F filed by Neuberger Berman Group LLC with the SEC for the quarter ended September 30, 2014. The address for Neuberger Berman Group LLC is 605 Third Avenue, New York, New York 10158.

(4)
According to eight Schedule 13F filings by BlackRock, Inc. and related entities with the SEC for the quarter ended September 30, 2014.

(5)
According to a Schedule 13F filed by Vanguard Group, Inc. with the SEC for the quarter ended September 30, 2014. The address for Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355-2331.

(6)
According to a Schedule 13G filed by Generation Investment Management LLP on December 1, 2014. The address for Generation Investment Management LLP is 20 Air Street, 7th Floor, London W1B 5AN, United Kingdom.

(7)
According to a Schedule 13F filed by Ruane, Cunniff  & Goldfarb, Inc. with the SEC for the quarter ended September 30, 2014. The address for Ruane, Cunniff  & Goldfarb, Inc. is 767 Fifth Avenue, New York, New York 10153-0109.

(8)
Includes 10,000 shares purchased on the open market by Mr. Slovin; 686,663 shares issuable upon the exercise of options granted to Mr. Slovin; 3,422 Restricted Stock Units that vested on December 8, 2011; 4,041 Restricted Stock Units that vested on November 22, 2012; 3,919 Restricted Stock Units that vested on December 8, 2012; 3,597 Restricted Stock Units that vested on December 8, 2013; and 7,510 Restricted Stock Units that vested on November 22, 2013.

(9)
Includes 32,838 shares issuable upon the exercise of options granted to Mr. Michel; 1,717 Restricted Stock Units that vested on February 14, 2014; 1,700 Restricted Stock Units that vested on February 22, 2014; 1,791 Restricted Stock Units that vested on May 25, 2014; and 2,083 Restricted Stock Units that vested on July 29, 2014.

(10)
Includes 17,000 shares purchased on the open market by Mr. Friedman; 35,650 options exercised by Mr. Friedman; and 1,538 shares issuable upon the exercise of options granted to Mr. Friedman; 814 Restricted Stock Units that vested on December 8, 2011; 873 Restricted Stock Units that vested on November 22, 2012; 797 Restricted Stock Units that vested on December 8, 2012; 652 Restricted Stock Units that vested on December 8, 2013; 1,127 Restricted Stock Units that vested on November 22, 2013; 483 Restricted Stock Units that vested on November 20, 2014; and 1,201 Restricted Stock Units that vested on November 22, 2014.

(11)
Includes 1,300 shares purchased on the open market by Mr. Petersohn; 61,260 shares issuable upon the exercise of options granted to Mr. Petersohn; 833 Restricted Stock Units vested on January 1, 2012; 2,166 Restricted Stock Units that vested on January 1, 2013; 3,165 Restricted Stock Units that vested on January 1, 2014; and 3,488 Restricted Stock Units that vested on January 1, 2015.

(12)
Includes 4,614 shares issuable upon the exercise of options granted to Mr. Berthan; and 2,000 Restricted Stock Units that vested on January 1, 2015.

(13)
Includes 5,000 shares purchased on the open market by Mr. Beecken; 1,667 Restricted Stock Units that vested on May 10, 2011; 1,666 Restricted Stock Units that vested on May 10, 2012; 1,667 Restricted Stock Units that vested on May 10, 2013; 1,000 Restricted Stock Units that vested on June 14, 2012; 999 Restricted Stock Units that vested on June 14, 2013; 1,001 Restricted Stock Units that vested on June 14, 2014; 1,066 Restricted Stock Units that vested on May 8, 2013 and 1,066 Restricted Stock Units that vested on May 8, 2014; and 694 Restricted Stock Units that vested on May 14, 2014.

(14)
Includes 15,000 shares issuable upon the exercise of stock options granted to Mr. Hood pursuant to the Company’s 1997 Director Stock Option Plan; 15,000 shares issuable upon the exercise of stock options granted to Mr. Hood under the Company’s 2006 Plan; and 15,000 options exercised by Mr. Hood.

(15)
Includes 1,066 Restricted Stock Units that vested on May 8, 2013 and 1,066 Restricted Stock Units that vested on May 8, 2014; 1,667 Restricted Stock Units that vested on May 10, 2013; 999 Restricted Stock Units that vested on June 14, 2013 and 1,001 Restricted Stock Units that vested on June 14, 2014; and 694 Restricted Stock Units that vested on May 14, 2014.

(16)
Consists of 15,000 shares issuable upon the exercise of stock options granted to Mr. Kowaloff pursuant to the Company’s 1997 Director Stock Option Plan; 30,000 shares issuable upon the exercise of stock options granted to Mr. Kowaloff pursuant to the Company’s 2006 Plan; 1,667 Restricted Stock Units that vested on May 10, 2011; 1,666 Restricted Stock Units that vested on May 10, 2012, 1,000 Restricted Stock Units that vested on June 14, 2012; 1,066 Restricted Stock Units that vested on May 8, 2013; 1,667 Restricted Stock Units that vested on May 10, 2013; 999 Restricted Stock Units that vested on June 14, 2013; 1,066 Restricted Stock Units that vested on May 8, 2014; 694 Restricted Stock Units that vested May 14, 2014; and 1,001 Restricted Stock Units that vested on June 14, 2014.

(17)
Includes 15,000 shares issuable upon the exercise of stock options granted to Mr. Kraemer pursuant to the Company’s 1997 Director Stock Option Plan; 60,000 shares issuable upon the exercise of stock options granted to Mr. Kraemer under the Company’s 2006 Plan; 1,066 Restricted Stock Units that vested on May 8, 2014; 694 Restricted Stock Units that vested May 14, 2014; and 1,001 Restricted Stock Units that vested on June 14, 2014.

(18)
Includes 1,066 Restricted Stock Units that vested on May 8, 2014; 694 Restricted Stock Units that vested on May 14, 2014; and 1,001 Restricted Stock Units that vested on June 14, 2014.

(19)
Includes 937,713 shares issuable upon exercise of options held by current executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during fiscal 2014. Our officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended September 30, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.
Equity Compensation Plan Information
The following table sets forth the following information, as of September 30, 2014, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance: the number of securities to be issued upon the exercise of outstanding options, warrants and rights; the weighted-average exercise price of such options, warrants and rights; and, other than the securities to be issues upon the exercise of such options, warrants and rights, the number of securities remaining available for future issuance under the plan:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan category
Equity compensation plans approved by security holders	1,560,592	29.13	481,502
Equity compensation plans not approved by security holders	—	—	—
Total	1,560,592	29.13	481,502

Compensation of Directors
Periodically, the Compensation Committee retains compensation consultant Pearl Myer & Partners (“PM&P”) to provide advice and recommendations with respect to specific compensation decisions concerning our non-employee directors. In May 2013, PM&P conducted a competitive benchmarking review and the Company adopted the following compensation program for fiscal 2014 to better align compensation levels and cash/equity mix with the market:
Non-Executive Director Board Cash Retainer
• $50,000	Annual Cash Retainer
• $60,000:	Additional Annual Cash Retainer for the Non-Executive Chairman (Total cash retainer = $110,000)
Non-Executive Director Committee Cash Retainers
• $15,000:	Audit Chairman
• $10,000:	Compensation Chairman
• $10,000:	Corporate Governance and Nominating Committee Chairman
• $7,500:	Audit Committee Members
• $5,000:	Other Committee Members
Non-Executive Director Annual Equity Award
• 2,001	RSUs
All non-employee directors received director fees in fiscal 2014. Directors who are also our paid employees are not separately compensated for any services they provide as directors.
On May 13, 2014, Messrs. Beecken, Hood, Jetter, Kowaloff, Kraemer and Sullivan received an award of 2,001 RSUs pursuant to the Company’s 2006 Plan. The RSUs vest in three equal annual installments beginning on May 13, 2015. The compensation earned by our non-employee directors for the fiscal year ended September 30, 2014 is summarized as follows:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David K. Beecken	63,958	149,975	—	—	—	—	213,933
William K. Hood	62,917	149,975	—	—	—	—	212,892
Thomas Jetter	102,500	149,975	—	—	—	—	252,475
Arthur D. Kowaloff	68,750	149,975	—	—	—	—	218,725
Harry M. Jansen Kraemer, Jr.	66,667	149,975	—	—	—	—	216,642
Timothy P. Sullivan	72,917	149,975	—	—	—	—	222,892

(1)
These amounts reflect the grant date fair value of the restricted stock units calculated in accordance with applicable standards for financial statement reporting purposes for the fiscal year ended September 30, 2014 in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The following are the aggregate number of unvested restricted stock units held by each of our non-employee directors as of September 30, 2014: Mr. Beecken: 4,481; Mr. Hood: 4,481; Mr. Jetter: 4,481; Mr. Kowaloff: 4,481; Mr. Kraemer: 4,481; and Mr. Sullivan: 4,481.

(2)
As of September 30, 2014, the number of stock options held by each non-employee director and the vesting of such options is as follows:

Name	Vested Stock Options	Unvested Stock Options	Total
David K. Beecken	—	—	—
William K. Hood	30,000	—	30,000
Thomas Jetter	—	—	—
Arthur D. Kowaloff	45,000	—	45,000
Harry M. Jansen Kraemer, Jr.	75,000	—	75,000
Timothy P. Sullivan	—	—	—
Compensation of Executive Officers
Compensation Discussion and Analysis
Fiscal 2014 Performance Highlights:
•
Revenue growth of 6.3% to $1.171 billion

•
GAAP Gross profit up 8.5% to $641.7 million

•
GAAP Gross profit margin of 54.8% vs. 53.7% for Fiscal 2013

•
GAAP Diluted EPS up 19.8% ($3.13 vs. $2.61) and Non-GAAP Adjusted Diluted EPS, as defined under the Executive Plan, up 7.8% ($3.67 vs. $3.41)

Fiscal 2014 Executive Compensation and Governance Highlights:
•
All directors are independent other than the CEO. Non-employee directors attended all scheduled Board and Committee meetings

•
Transition to annual election of all Board members

•
Stock ownership requirements for executive officers and directors (6x base salary for CEO; 1x for other named executive officers (“NEOs”) and 5x annual cash retainer for directors) buttressed by a requirement to hold 50% of net shares until ownership guidelines are met

•
Minimum vesting on time-vested restricted shares/units of three years

•
Equity plan prohibits repricing, backdating, cash buyouts of underwater stock options and liberal share recycling

•
Double-trigger acceleration of equity awards upon Change in Control

•
No excise tax gross-ups

•
Institution of a compensation recoupment policy

Say-on-Frequency and Say-on-Pay
Consistent with the desire of the stockholders (per the Say-on-Frequency vote in early 2011), we have adopted the practice of conducting an annual non-binding advisory vote on NEO compensation. The Compensation Committee has and will continue to monitor the results of the annual advisory Say-on-Pay proposal and incorporate such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor is assigned a quantitative weighting. Despite receiving near universal support for the our fiscal 2013 compensation program, we, in keeping with evolving corporate governance best practices, implemented certain changes to our compensation program (see Fiscal 2014 Executive Compensation and Governance Highlights).

Independent Compensation Consultant
Since October 2007, the Compensation Committee has retained PM&P to provide advice and recommendations with respect to the competitiveness of our executive and director compensation programs. The Compensation Committee directly engaged PM&P to conduct competitive market assessments for our NEO group in fiscal 2008, 2011, 2012, 2013 and 2014. Additionally, PM&P was also engaged to provide competitive market assessments of our Non-Employee Director Compensation program in fiscal 2008, 2011 and 2013. PM&P has never performed any services other than executive and director compensation consulting for us, and performed its services only on behalf of and at the direction of the Compensation Committee.
The Compensation Committee believes that there was no conflict of interest between the compensation consultant and the Compensation Committee during the year ended September 30, 2014. In reaching this conclusion, the Compensation Committee has analyzed whether the work of PM&P as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to us by PM&P; (ii) the amount of fees from us paid to PM&P as a percentage of PM&P’s total revenue; (iii) the policies and procedures of PM&P that are designed to prevent conflicts of interest; (iv) any business or personal relationship of PM&P or the individual compensation advisors employed by PM&P with any of our executive officers; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any of our stock owned by PM&P or the individual compensation advisors employed by PM&P.
Our Named Executive Officers for Fiscal 2014:
Executive	Title	Comments
Slovin, J.	President & CEO
Michel, U.	EVP, CFO	Mr. Michel was appointed CFO & EVP on October 14, 2013.
Friedman, J.	General Counsel & Secretary
Petersohn, W.	EVP, Sales
Berthan, R.	EVP, Operations
Blank, S.	Former EVP, CFO	Ms. Blank’s resignation as CFO & EVP was effective as of October 14, 2013.
Compensation Philosophy:   We do business in a competitive and dynamic industry. Our continued success in such an environment depends, in large part, on our ability to attract and retain talented senior executives. In order to align the compensation delivered to these executives with stockholder interests, a significant portion (approximately 73% of total target compensation) is variable (short- and long-term incentives) and based on corporate performance. As a result, the Compensation Committee’s compensation policies are designed to:
(i)
Provide a competitive level of compensation to attract and retain talented management;

(ii)
Reward senior executives for corporate performance;

(iii)
Align the interests of senior executives with our stockholders in order to maximize stockholder value;

(iv)
Motivate executive officers to achieve our business objectives; and

(v)
Reward individual performance.

To achieve these compensation objectives, the Compensation Committee has developed a compensation program for the NEOs generally consisting of base salary, annual cash bonus and long-term incentive compensation in the form of stock options, restricted shares/units and/or performance-contingent shares.

Target compensation levels for the NEOs approximate the market as follows:
•
Base Salary: 55th percentile of Market

•
Annual Cash Bonus: 65th percentile of Market

•
Long-term Incentive: 65th percentile of Market

Base salary levels are positioned just above market median to account for our greater product complexity and broader geographic reach. However, as mentioned above, compensation is primarily driven by incentive awards tied to our performance. As in past years, the Compensation Committee continues to believe that the our growth targets justify positioning target incentive compensation (short- and long-term) at above-median levels.
The resulting target total compensation pay mix for the President and CEO, Jeffrey T. Slovin, is:
•
Base Salary: 17%

•
Annual Cash Bonus: 17%

•
Long-term Incentive: 65%

The average total compensation pay mix for the other NEOs is structured to be:
•
Base Salary: 28%

•
Annual Cash Bonus: 19%

•
Long-term Incentive: 54%

The Compensation Committee believes that placing heavier weight on long-term incentives helps ensure strong alignment with creating long-term value for stockholders.
Review of Market Data for Peer Companies
Compensation levels for our named executive officers are determined based on a number of factors, including a review of the compensation levels in the marketplace for similar positions. The Peer Group was generally consistent with the Peer Group established in 2007, but updated to take into account changes within the industries and our business. The current peer group (“Peer Group”) consists of the following companies:
Align Technology Inc. CONMED Corporation The Cooper Companies Inc. DENTSPLY International Inc. Edward Lifesciences Corp.	Henry Schein Inc. Hill-Rom Holdings, Inc. Hologic, Inc. IDEXX Laboratories Inc. Integra LifeSciences Holdings	Nobel Biocare Holding AG† Patterson Companies Inc. Resmed Inc. Steris Corporation Straumann Holding AG

*
NuVasive Inc., Orthofix International N.V. and Thoratec Corporation were removed from the peer group and Align Technology, Edward Lifesciences, Hill-Rom Holdings and Hologic were added to better reflect our size and performance.

†
Acquired by Danaher Corporation on December 11, 2014.

Base Salaries (Short-term Fixed Pay)
The Compensation Committee generally reviews base salary levels on an annual basis and determines if increases are warranted to align with prevailing market levels. For fiscal 2014, increases for Mr. Petersohn and Mr. Friedman were made to better align with the market 55th percentile. Mr. Michel was hired as Executive Vice President and Chief Financial Officer of the Company in October 2013.

Executive	Fiscal 2013 Base Salary	Fiscal 2014 Base Salary	Increase %
Slovin, J.	$850,000	$850,000	0%
Michel, U.	—	$570,066*	—
Friedman, J.	$324,000	$340,000	5%
Petersohn, W.	$295,223*	$339,325*	15%*
Berthan, R.	$288,662*	$339,325*	18%*

*
Salaries for Messrs. Michel, Petersohn and Berthan are converted from Euros at an average exchange rate of 1.31210 for fiscal 2013 and 1.35730 for fiscal 2014, respectively. Percentage increases for these individuals were calculated based on after converted salaries.

Non-Equity Performance Compensation (Short-Term Variable Pay)
The Compensation Committee believes that annual bonuses can serve an important function by adding a fiscal performance-based incentive to an executive’s compensation package. To that end, we maintain a bonus program for the NEOs: the Executive Bonus Plan (“Executive Plan”). As discussed in more detail below, the Fiscal 2014 bonus program is based on the following metrics: Sales Growth (25%), Operating Income Margin (25%), Diluted EPS (25%) and Free Cash Flow (25%).
Executive Bonus Plan
The purpose of the Executive Plan is to provide to senior executive officers selected by the Compensation Committee cash bonus compensation that is (1) performance based and (2) competitive at target performance with the cash bonuses paid to similarly situated senior executives. The Compensation Committee annually determines target performance metrics based upon budgetary estimates of financial performance approved by the Board of Directors in the first quarter of each fiscal year. The target bonus amount of each participant is a percentage of such participant’s annual base salary.
The Compensation Committee determined for fiscal 2014 that the target bonus amounts were:
•
Mr. Slovin: 100% of base salary

•
Mr. Michel: 70% of base salary

•
Mr. Friedman: 60% of base salary

•
Mr. Petersohn: 70% of base salary

•
Mr. Berthan: 70% of base salary

Consistent with our compensation philosophy, target bonus amounts are within +/-15% of the market 65th percentile.
The financial performance metrics used to measure and reward performance under the Executive Plan has four major components: a Sales Growth Metric, an Operating Income Margin Metric, a Diluted Earnings Per Share Metric and a Free Cash Flow Metric.
(a) Sales Growth Metric:   Each participant would earn 25% of his or her target bonus if actual fiscal year 2014 Sales Growth achieved target of 6.5%. Sales Growth attainment at or below 3.0% would yield zero payout (Threshold) and Sales Growth at or above 9.0% would result in a capped payout of 2x target (Maximum); with payout levels interpolated on a straight-line basis based on performance attainment between threshold-target and target-maximum.
Fiscal 2014 Sales Growth	% of Target Bonus
Below 3.0%	0%
3.0%	0%
6.5%	25%
9.0%	50%
Greater than 9.0%	50%

(b) Operating Income Margin Metric:   Each participant would earn 25% of his or her target bonus if actual fiscal year 2014 Operating Income Margin achieved target of 24.1%. Operating Income Margin at or below 23.0% would yield zero payout (Threshold) and Operating Income Margin at or above 25.0% would result in a capped payout of 2x target (Maximum); with payout levels interpolated on a straight-line basis based on performance attainment between threshold-target and target-maximum.
Fiscal 2014 Operating Income Margin	% of Target Bonus
Below 23.0%	0%
23.0%	0%
24.1%	25%
25.0%	50%
Greater than 25.0%	50%
(c) Diluted Earnings Per Share (adjusted) Metric:   Each participant would earn 25% of his or her target bonus if actual fiscal year 2014 Adjusted Diluted EPS, as defined under the Executive Plan, achieved target of  $3.75. Diluted Earnings Per Share below $3.60 would yield zero payout (Threshold) and Diluted Earnings Per Share above $3.82 would result in a capped payout of 2x target (Maximum); with payout levels interpolated on a straight-line basis based on performance attainment between threshold-target and target-maximum.
Fiscal 2014 Diluted Earnings Per Share	% of Target Bonus
Below $3.60	0%
$3.60	0%
$3.75	25%
$3.82	50%
Greater than $3.82	50%
(d) Free Cash Flow Metric:   Each participant would earn 25% of his or her target bonus if actual fiscal year 2014 Free Cash Flow achieved target of  $150 million. Free Cash Flow below $130 million would yield zero payout (Threshold) and Free Cash Flow above $170 million would result in a capped payout of 2x target (Maximum); with payout levels interpolated on a straight-line basis based on performance attainment between threshold-target and target-maximum.
Fiscal 2014 Free Cash Flow	% of Target Bonus
Below $130 million	0%
$130 million	0%
$150 million	25%
$170 million	50%
Greater than $170 million	50%
Final bonus payout is 100% formula-based (i.e., the sum of the payout levels attained on each of the performance metrics) with no element of individual performance considered in the award determination.
2014 Fiscal Year Performance and Bonus Results under Executive Plan.   The fiscal 2014 results for the Sales Growth Metric, the Operating Income Margin Metric, the Diluted Earnings Per Share Metric and the Free Cash Flow Metric, as derived from our audited fiscal 2014 financial statements in accordance with the definitions approved by the Compensation Committee, were 6.4%, 24.4%, $3.85 and $167 million, respectively. After applying the calculations set forth in the charts above for performance below, at or above target, the Compensation Committee determined that the bonus payable to each of the participating named executive officers for each of the Sales Growth Metric, the Operating Income Margin Metric, the Diluted Earnings Per Share Metric and the Free Cash Flow Metric, as a percentage of target bonus, was approximately 91.7%, 135.6%, 200% and approximately 185% respectively. The Compensation Committee evaluated these metrics after applying appropriate foreign currency adjustments. During the course of making recommendations for the executive team, the Chief Executive Officer suggested to the

Compensation Committee that it consider awarding the bonus attributable to the Diluted Earnings Per Share Metric at the lower 100% level instead of the 200% level, putting that portion of the bonus in line with the bonus payable to non-executive management members. The Compensation Committee then exercised its discretion to decrease the bonus payable attributed to the Diluted Earnings Per Share Metric from 200% to 100%, totaling an aggregate cash bonus for each participating named executive officer of 128.1% of his target bonus.
Pursuant to the foregoing, each of the covered executives earned the following:
Executive	Target Bonus	Actual Bonus Earned	Actual as % of Target
Slovin, J.	$850,000	$1,088,850	128.1%
Michel, U.	€294,000	€376,614	128.1%
Friedman, J.	$204,000	$261,324	128.1%
Petersohn, W.	€175,000	€224,175	128.1%
Berthan, R.	€175,000	€224,175	128.1%

*
Note: bonus amounts for Mr. Michel, Mr. Berthan and Mr. Petersohn were paid in Euros. The rest were paid in U.S. dollars.

There are no payments under the Executive Plan to any person upon termination of employment (for any reason) or upon a change in control of the Company, however, participants may be eligible for such payments under their employment or other agreements with the Company. Please see “Employment Agreements” below.
Equity Awards (Long-term Variable Pay)
As discussed above, the Compensation Committee targets long-term incentive compensation at the 65th percentile of the Peer Group. Additionally, the Compensation Committee has determined that granting long-term incentives on an annual basis, rather than on a periodic basis, is more aligned with market practice and is in the best interest of stockholders.
In furtherance of our desire to award the appropriate mix of stock options, time-vested restricted stock/units and performance-based shares to its NEOs, in fiscal 2014 the Compensation Committee decided to grant an equity mix of stock options, time-vested restricted stock units and 3 year performance units (FY 2014 to FY 2016) to each of the named executive officers in order to provide an appropriate balance between performance, desire for stockholder alignment and retention.
Our use of multiple equity vehicles aligns with our desire to align the long-term interests of our stockholders with our interests and those of our senior executives. Stock options are inherently performance-oriented and aligned with stockholder interest because stock price appreciation above the exercise price is required before an executive realizes any value. Unlike stock options, a restricted stock unit award has some value regardless of stock price volatility thereby enhancing retention during times of stock price volatility. This retention feature is further enhanced by requiring the first tranche (1/3rd) of restricted stock units to vest two years following the grant date and annually thereafter (as opposed to stock options which vest 25% one year following the grant date and 25% each year thereafter). Lastly performance units tied to absolute 3 year sales growth (25%), absolute 3 year EPS growth (25%), both adjusted for foreign currency, and relative 3 year total stockholder return performance (50%) versus the SPDR S&P Healthcare Equipment Index provide a direct alignment with business fundamentals and relative total stockholder return. Given their direct linkage to our financial and total stockholder return performance, these units have a payout potential ranging from 0 – 200% of the targeted number of granted units (see Grants of Plan-Based Awards table for actual grant amounts at target).
The long-term incentive equity mix for Fiscal 2014 reflects:
•
CEO

–   Time-vested restricted stock:
30%

–   Stock options:
30%

–   Performance shares:
40%

•
Other NEOs

–   Time-vested restricted stock:
50%

–   Stock options:
25%

–   Performance shares
25%

We do not publicly disclose specific long-term incentive plan targets on a prospective basis due to potential competitive harm. Revealing specific objectives prospectively would provide competitors and other third parties with insights into our confidential planning process and strategies, thereby causing competitive harm.
Compensation Recoupment Policy
In the event of a material restatement of our financial results, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.
Possible actions of the Board may include the following: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination, and/or (iii) the pursuit of other available remedies.
Severance Payments and Change in Control
In March 2008, the Compensation Committee, after review of the competitive market assessment conducted by PM&P, determined that Mr. Slovin should receive payments of up to 24 months annual base salary and two times target bonus in the year of termination in the event that he was terminated without cause or if he terminated his employment for good reason. The Compensation Committee also decided that equity awards held in the Company by Mr. Slovin would be accelerated in the event of a change in control. Mr. Slovin’s employment agreement already provided for such acceleration of equity awards held by him.
On December 2, 2008, the Compensation Committee approved amendments to employment agreement of Mr. Slovin for the purposes of providing the revised severance and change in control benefits described in the paragraph above. Additionally, Mr. Slovin’s employment agreement was further amended to reflect his promotion to Chief Executive Officer. For further detail see terms set forth under the section “Employment Agreements” below.
In connection with Ms. Blank’s resignation on October 14, 2013, Ms. Blank and the Company entered into a Separation Agreement in August 2013. The details of the Separation Agreement are set forth under the section “Employment Agreements” below.
Other Compensation
Executive pension plans are common in European companies but are declining in the United States. In March 2008, the Compensation Committee, after review of the competitive market assessment conducted by PM&P, decided that Ms. Blank should be enrolled in a defined contribution retirement savings plan because she is not eligible to participate in the Company’s 401(k) plan. The Compensation Committee believes that such a retirement savings plan provides a competitive benefit to our Europe-based named executive officers. While such benefit was authorized by the Compensation Committee in fiscal 2008, the retirement saving plan became available to our Europe-based named executive officers during fiscal 2009. For a description of this plan, see “Nonqualified Defined Contribution and other Nonqualified Deferred Compensation.” The Compensation Committee also determined that the Company should provide payments on behalf of some named executive officers for private health care insurance coverage. In fiscal 2014, payments of  €1,000 ($1,357 at an average exchange rate of 1.35730 for fiscal 2014), €11,572 ($15,707 at an average exchange rate of 1.35730 for fiscal 2014) and $37,417 were made on behalf of Ms. Blank, Mr. Michel and Mr. Slovin, respectively. The Compensation Committee also decided in March 2008, after review of the competitive market assessment conducted by PM&P, to continue the Company’s current practice of providing limited auto, housing, tuition fees and tax advisory services to its named executive officers. These perquisites facilitate the performance of our named executive officers’ managerial duties and provide for competitive total compensation when compared to the total compensation of the Peer Group.
Modification of Compensation Policies
The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of  $1,000,000 paid to our executive officers. The Compensation Committee has analyzed the impact of this provision of the tax law on our compensation policies, has determined that historically the effect of this provision on the taxes paid by us has not and would not have been significant and has decided for the present not to modify our compensation policies based on such provision. In the event that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.
Tax Equalization Agreements
In fiscal 2010, the Company entered into agreements with Mr. Slovin and Ms. Blank providing for tax equalization. These payments were in recognition of the fact that these executives are required to spend an increased percentage of their time outside their respective home countries and were designed to make the executives whole on an after-tax basis.
In connection with his September 2010 appointment to President of the Company, Mr. Slovin agreed to be relocated to Bensheim, Germany for two years. During the period of relocation, we agreed to make Mr. Slovin whole on an after-tax basis for German employment income and other applicable taxes on his remuneration in excess of the tax that he would owe if his income was subject only to federal, state and local taxation applicable to Mr. Slovin prior to his relocation. This tax equalization payment is calculated by the Company’s outside accounting firm and paid with the monthly payroll. On October 1, 2012, we entered into a Letter Amendment to Mr. Slovin’s existing Amended and Restated Employment Agreement, providing that Mr. Slovin’s relocation to Bensheim, Germany will be extended until March 31, 2013. On May 7, 2013, we entered into an amendment to Mr. Slovin’s existing Amended and Restated Employment Agreement, providing that Mr. Slovin’s relocation to Germany is to be extended for a period to be determined within the sole discretion of Mr. Slovin. Furthermore, in the event that our housing, car lease, insurance, maintenance or tuition payments are deemed to be income to Mr. Slovin, Mr. Slovin will receive additional payments to make him whole on an after-tax basis.
In connection with his employment, the Company also agreed to make Mr. Michel whole on an after-tax basis for his savings plan contribution allowance, housing/education allowance and healthcare allowance.
On November 15, 2010, the Compensation Committee approved supplement agreements to the service agreement Ms. Blank for the purposes of providing that Ms. Blank’s yearly salary and bonus under the service agreement will be paid by us pro rata to the days she worked for us compared to total days to be worked under the service agreement, with the remaining portion of the yearly salary and bonus to be paid by Sirona Dental GmbH.
In order to facilitate the payment mechanism, the Company paid Ms. Blank a fixed amount on a monthly basis in the amount of 20% of the total salary, with the remaining 80% paid by Sirona Dental GmbH. Within 30 days following the end of the calendar year, we and Sirona Dental GmbH will each compensate the other for the difference between the portion of salary actually paid and the pro rata portion to be paid for such calendar year.
The supplement agreements further provide that Ms. Blank will be subject to tax equalization, by which she will remain neutral, subject to certain conditions and limitation, from a tax perspective with respect to (i) compensation received from the Company and/or Sirona Dental GmbH, including any U.S. tax on salary, bonuses, share based compensation (including effects in case of exercises) and (ii) the indirect investment of Ms. Blank in the Company, subject to certain limits. Ms. Blank will pay the same amount of income taxes as she would have paid had she performed all of her duties in Austria and did not perform the duties in the U.S. and been subject to a salary split mentioned above. These supplemental agreements were effective for fiscal 2014 for Ms. Blank until her resignation.
Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for its 2014 fiscal year.
From the members of the Compensation Committee of Sirona Dental Systems, Inc.:
Timothy P. Sullivan, Chairman
William K. Hood
Harry M. Jansen Kraemer, Jr.
Arthur D. Kowaloff
Stockholder Approval of Executive Compensation
Pursuant to section 14A of the Securities Exchange Act, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers. As an advisory vote, this proposal is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions for the named executive officers. In light of the results of the stockholder’s non-binding advisory vote at the 2010 Annual Meeting with respect to the frequency with which stockholders will vote for the approval of the compensation of the Company’s named executive officers, the Company currently intends to hold an annual non-binding advisory vote on such named executive officer compensation.

Summary Compensation Table
The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of named executive officers for services rendered during fiscal 2014, fiscal 2013 and fiscal 2012.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Jeffrey T. Slovin President and Chief Executive Officer and Director	2014	850,000	—	2,200,003	998,091	1,088,850	—	775,921	5,912,865
	2013	717,654	—	1,059,440	999,520	620,500	—	588,790	3,985,904
	2012	475,000	—	440,330	388,840	346,465	—	362,979	2,013,614
Ulrich Michel(5)(7) Executive Vice President and Chief Financial Officer	2014	530,686	—	100,007	—	511,178	—	723,400	1,865,271
	2013	—	—	1,625,411(8)	1,794,680(8)	—	—	—	3,420,091
	2012	—	—	—	—	—	—	—	—
Jonathan Friedman General Counsel and Secretary	2014	340,000	—	375,007	124,769	261,324	—	18,894	1,119,994
	2013	324,000	—	155,500	133,450	129,600	—	17,437	759,987
	2012	310,000	—	90,068	79,535	123,312	—	13,241	616,156
Walter Petersohn(5) Executive Vice President of Sales	2014	339,325	—	637,478	212,099	304,273	—	21,860	1,515,035
	2013	295,223	—	435,400	373,660	135,773	—	21,132	1,261,188
	2012	259,844	—	240,180	212,094	155,906	—	20,482	888,506
Rainer Berthan(5) Executive Vice President of Operations	2014	339,325	—	637,478	212,099	304,273	—	13,780	1,506,955
	2013	288,662	—	—	—	183,694	—	11,656	484,012
	2012	—	—	537,240	280,298	—	—	—	817,538
Simone Blank(5)(6) Former Executive Vice President and Chief Financial Officer and Director	2014	193,971	—	—	—	—	—	58,198	252,169
	2013	507,783	—	497,600	427,040	259,477	—	125,098	1,816,998
	2012	479,412	—	440,330	388,840	349,684	—	125,238	1,783,504

(1)
Represents the aggregate grant date fair value calculated in accordance with applicable standards for financial statement reporting purposes for the fiscal years ended September 30, 2014, September 30, 2013 and September 30, 2012, in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 5, Employee Share-Based Compensation, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

(2)
2014, 2013 and 2012 amounts represent amounts earned in fiscal 2014, 2013 and fiscal 2012 by Mr. Slovin based on fiscal 2014, fiscal 2013 and fiscal 2012 performance under the Company’s Executive Plan.

Amounts earned by Mr. Slovin for fiscal 2014 were paid in December 2014, amounts earned by Mr. Slovin in fiscal 2013 were paid in December 2013, and amounts earned by Mr. Slovin in fiscal 2012 were paid in December 2012.
Amounts represent amounts earned in fiscal 2013 and fiscal 2012 by Ms. Blank based on fiscal 2013 and fiscal 2012 performance under the Company’s Executive Plan. Amounts earned by Ms. Blank in in fiscal 2013 were paid in December 2013 and amounts earned by Ms. Bank in fiscal 2012 were paid from November 2012 to April 2013.
2014, 2013 amounts represent amounts earned in fiscal 2014 and 2013 by Mr. Petersohn based on fiscal 2014 and fiscal 2013 performance under the Company’s Executive Plan. Amount paid to Mr. Petersohn for fiscal 2013 was paid from January until June 2014; amount for fiscal 2014 will be paid from January until June 2015.

2014 amounts represent amounts earned in fiscal 2014 by Mr. Friedman and Mr. Berthan based on fiscal 2014 performance under the Company’s Executive Plan. Amount paid to Mr. Friedman was paid in December 2014 and amount paid to Mr. Berthan was paid in December 2014.
As part of his employment agreement, Mr. Michel was made whole on his 2013 former employer’s bonus at 100% of target in the amount of  €244,404 ($331,730 at an average exchange rate of 1.35730 for fiscal 2014). The bonus was paid out in December 2013 and is not reflected in the table. The amount stated for fiscal 2014 will be paid from December 2014 until June 2015.
(3)
Amounts represent bonus payments made to Mr. Friedman (fiscal 2012 and 2013) and Mr. Petersohn (fiscal 2012) based upon performance under the Employee Profit Sharing Bonus Plan. Amount paid to Mr. Friedman for fiscal 2012 was paid in December 2012 and amount paid to Mr. Friedman for fiscal 2013 was paid in December 2013. Amount paid to Mr. Petersohn for fiscal 2012 was paid from January until June 2013. The amount paid to Mr. Berthan (fiscal 2013) represents the bonus earned by Mr. Berthan in fiscal 2013 as agreed for the first year of his employment in his employment contract dated February 20, 2012.

(4)
Includes all other compensation as described in the following table:

Name	Year	Savings Plan Contribution(a)	Tax Advice(b)	Car Allowance(c)	Housing/ Education Allowance	Healthcare Allowance(f)	Insurance Premiums(g)	Tax-related payments(h)	Total ($)
Jeffrey T. Slovin	2014	9,061	128,342	33,876	208,176(e)	37,417	1,500	357,549	775,921
	2013	12,815	25,379	18,313	235,888(e)	33,469	876	262,050	588,790
	2012	12,263	7,775	18,133	93,031(e)	30,703	219	200,855	362,979
Ulrich Michel(7)	2014	28,797	—	16,129	305,774(i)	15,707	—	356,993	723,400
	2013	—	—	—	—	—	—	—	—
	2012	—	—	—	—	—	—	—	—
Jonathan Friedman	2014	7,885	—	9,600	—	—	1,409	—	18,894
	2013	7,946	—	8,615	—	—	876	—	17,437
	2012	6,365	—	6,000	—	—	876	—	13,241
Walter Petersohn	2014	—	—	21,860	—	—	—	—	21,860
	2013	—	—	21,132	—	—	—	—	21,132
	2012	—	—	20,482	—	—	—	—	20,482
Rainer Berthan	2014	—	—	13,780	—	—	—	—	13,780
	2013	—	—	11,656	—	—	—	—	11,656
	2012	—	—	—	—	—	—	—	—
Simone Blank(6)	2014	8,704	7,303	6,933	16,105(d)	1,357	—	17,796	58,198
	2013	24,930	—	16,224	48,175(d)	3,936	—	31,833	125,098
	2012	26,518	—	16,065	48,475(d)	3,898	—	32,115	125,238
(a)
Amounts for Mr. Slovin and Mr. Friedman reflect matching contributions under the Sirona Dental Systems 401(k) Savings Plan (the “Savings Plan”). Amounts for Ms. Blank in fiscal 2014, 2013 and 2012 reflect amounts paid beginning in January 2012 into a defined contribution retirement savings plan, as described below under “Nonqualified Defined Contribution and other Nonqualified Deferred Compensation.”

(b)
Represents the value of the tax advice given to Mr. Slovin and Ms. Blank, as part of her separation agreement.

(c)
Represents payments for car leases.

(d)
Represents payments for an apartment for Ms. Blank in New York City.

(e)
Represents (1) housing payments on a home in Germany for Mr. Slovin incurred by the Company on his behalf, (2) family education payments, including prepaid tuition expenses for the 2014 – 2015 school year and (3) relocation expenses for 2013.

(f)
Includes an allowance for healthcare premiums payable by Ms. Blank. Amounts for Mr. Slovin reflect the premiums paid by the Company to the Company’s International Health Insurance for Expatriates.

(g)
Includes an allowance for life insurance premiums payable by the named executive officer.

(h)
Represents the aggregate of tax equalization payments and tax ‘gross up,’ paid in respect of compensation or payments relation to the (i) Non-Equity Compensation Plan, tax advice, car allowance, housing/education allowance, and healthcare allowance for Mr. Slovin, (ii) housing allowance for Ms. Blank and (iii) savings plan contribution allowance, housing/education allowance and healthcare allowance for Mr. Michel.

(i)
Represents (1) a housing allowance, (2) family education payments, including prepaid tuition expenses for the 2014-2015 school year and (3) relocation expenses for 2013 and 2014.

(5)
Ms. Blank, Mr. Michel, Mr. Petersohn and Mr. Berthan were compensated in Euros. All 2014 amounts have been converted to U.S. dollars at an exchange rate of 1.35730, the average exchange rate for the fiscal year ended September 30, 2014, and all 2013 amounts have been converted to U.S. dollars at an exchange rate of 1.31210, the average exchange rate for the fiscal year ended September 30, 2013, and all 2012 amounts (excluding non-equity incentive plan compensation) have been converted to U.S. dollars at an exchange rate of 1.29922, the average exchange rate for the fiscal year ended September 30, 2012.

(6)
All amounts shown are as of January 31, 2014, Ms. Blank’s last day of employment with the Company on January 31, 2014.

(7)
Mr. Michel began his employment as Executive Vice President and Chief Financial Officer beginning October 2013.

(8)
As part of Mr. Michel’s sign-on agreement dated July 29, 2013, he was awarded $1,625,411 in stock awards and $1,794,680 in option awards.

Employment Agreements
Mr. Slovin (President and Chief Executive Officer):
In June 2006, the Company entered into an employment agreement with Mr. Slovin that superseded his prior employment and other compensatory arrangements. The employment agreement was subsequently amended on December 2, 2008, September 20, 2010, October 1, 2012 and May 7, 2013 (collectively, the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Slovin currently serves as President and Chief Executive Officer. Throughout his employment, he will serve as a Director of the Company, subject to election by the stockholders. Mr. Slovin’s annual base salary for fiscal 2012 and 2013 was $475,000 and $850,000, respectively. Mr. Slovin’s annual base salary for fiscal 2014 remained unchanged from the prior year. Mr. Slovin is also eligible to receive a bonus under the Company’s 2014 Executive Bonus Plan, pursuant to which his bonus target shall be 100% of his then-current salary but can be as high as 200% of his annual base salary.
Pursuant to the Employment Agreement, in the event that the Company terminates Mr. Slovin’s employment agreement without cause (as defined in the Employment Agreement), or Mr. Slovin terminates his employment with good reason (as defined in the Employment Agreement), in each case, Mr. Slovin will be entitled to receive severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 24 months, a payment of two times the target bonus he would otherwise have received during the year in which termination occurs, and health and welfare benefits for a maximum of 24 months following termination. In addition, Mr. Slovin agreed not to compete with the Company or solicit or hire any of its current employees or former employees who left employment within the previous six months, during his employment and for a period of twelve months thereafter.
Moreover, according to the Employment Agreement, “cause” is defined as any of the following events: (i) a majority, plus at least one, of the members of the Company’s Board of Directors, excluding employee, determines that (a) the employee has committed an act of fraud against the Company, or (b) the employee has committed an act of malfeasance, recklessness or gross negligence against the Company that is materially injurious to the Company or its customers; or (ii) the employee has materially breached the terms of his employment agreement; or (iii) the employee is indicted for, or convicted of, or pleads no contest to, a felony or a crime involving the employee’s moral turpitude. In addition, “good reason” is defined as any of the following events: (i) the Company reduces the amount of the employee’s base salary or bonus opportunity; (ii) the Company changes the employee’s titles or reduces his responsibilities in a manner that is materially inconsistent with the office he holds; (iii) the failure of employee to be a member of either the Company’s Board of Directors or the Company’s Executive Committee, if any or (iv) the Company’s election to provide notice to employee of its intention not to renew the initial term or any successive renewal term of the Employment Agreement. If Mr. Slovin desires to resign for Good Reason, he has agreed to provide the Company 30 to 90 working days notice prior to such resignation, and the Company shall have the opportunity to cure such conduct.
Mr. Michel (Executive Vice President and Chief Financial Officer):
In July 2013, the Company entered into an employment agreement with Mr. Michel, pursuant to which Mr. Michel was hired as the Chief Financial Officer of the Company. Mr. Michel’s annual base salary is denominated in Euros. Mr. Michel’s annual base salary for fiscal 2014 was €420,000 ($570,066 at an average exchange rate of 1.35730 for fiscal 2014).
In addition to his base salary, Mr. Michel is eligible to receive an annual cash bonus under the Company’s Executive Bonus Plan, pursuant to which his bonus target shall be 70% of his then-current salary but can be as high as 140% of his annual base salary.
In the event the Company terminates Mr. Michel’s employment agreement for cause, Mr. Michel will have no right to any further compensation other than accrued amounts. “Cause” is defined as (i) conviction in a final judgment by a court of competent jurisdiction of a felony which involves dishonesty or moral turpitude; (ii) any willful act or omission that constitutes a material breach of the employment agreement or (iii) repeatedly engaging in any conduct in willful violation of any applicable written policy of the Company, which conduct, in the reasonable judgment of the Company, is materially detrimental to the business operations or reputation of the Company. The Company may also terminate Mr. Michel’s employment agreement without cause with 90 days’ written notice, in which case Mr. Michel will be entitled to receive severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 24 months and the bonus at target he would have been eligible for during the period of 24 months. Pursuant to the employment agreement, Mr. Michel agreed not to compete with the Company or solicit or hire any of its employees who was an employee while Mr. Michel was employed with the Company, during his employment and for a period of twelve months thereafter.
Mr. Berthan (Executive Vice President of Operations):
In February 2012, the Company entered into an employment contract with Mr. Berthan, pursuant to which Mr. Berthan was hired as a Vice President of the Company. He was promoted to Executive Vice President of Operations responsible for the Company’s business segments on November 16, 2012. Mr. Berthan’s annual base salary is denominated in Euros. Mr. Berthan’s annual base salary for fiscal 2013 was €220,000 ($288,662 at an average exchange rate of 1.31210 for fiscal 2013). Mr. Berthan’s annual base salary for fiscal 2014 was €250,000 ($339,325 at an average exchange rate of 1.35730 for fiscal 2014).
In addition to his base salary, Mr. Berthan is eligible to receive an annual cash bonus under the Company’s Executive Bonus Plan, pursuant to which his bonus target shall be 70% of his then-current salary but can be as high as 140% of his annual base salary. The employment agreement may be terminated by either party upon fifteen months’ prior notice, with such termination going into effect as of the end of the calendar quarter. The Company may terminate Mr. Berthan’s employment at any time but will still be obligated to pay his compensation in accordance with the employment contract.
Mr. Friedman (General Counsel and Corporate Secretary):
In August 2007, the Company entered into an offer of employment letter agreement with Mr. Friedman. Under the terms of this agreement, Mr. Friedman is employed as the Company’s General Counsel. He is also our Corporate Secretary. Mr. Friedman’s annual base salary for fiscal 2012 and 2013 was $310,000 and $324,000, respectively. Mr. Friedman’s annual base salary for fiscal 2014 was $340,000. In addition to his base salary, Mr. Friedman is eligible to receive an annual cash bonus under the Executive Bonus Plan, pursuant to which his bonus target shall be 60% of his then-current salary but can be as high as 120% of his annual base salary. If Mr. Friedman’s employment with the Company is terminated other than for cause, Mr. Friedman is eligible to receive one year of base salary severance provided that he make himself available to work as a full-time consultant to the Company for the first three months following termination of employment. Mr. Friedman also receives a monthly car allowance.
Mr. Petersohn (Executive Vice President of Sales):
In October 2007, the Company entered into an employment agreement with Mr. Petersohn. Mr. Petersohn was promoted to Executive Vice President of Sales on September 20, 2010. Mr. Petersohn’s annual base salary is denominated in Euros. Mr. Petersohn’s annual base salary for fiscal 2012 and 2013 was €200,000 ($259,844 at an average exchange rate of 1.2992 for fiscal 2012) and €225,000 ($295,223 at an average exchange rate of 1.31210 for fiscal 2013), respectively. Mr. Petersohn’s annual base salary for fiscal 2014 was €250,000 ($339,325 at an average exchange rate of 1.35730 for fiscal 2014).
In addition to his base salary, Mr. Petersohn is eligible to receive an annual cash bonus under the Executive Bonus Plan, pursuant to which his bonus target shall be 70% of his then-current salary but can be as high as 140% of his annual base salary. The employment agreement may be terminated by Mr. Petersohn with a six-month notice period and a 12 month non-compete and by the Company with an 18-month notice period. In addition, either party may terminate the employment agreement for cause.
Ms. Blank (Former Executive Vice President and Chief Financial Officer):
In August 2013, the Company entered into a separation agreement (the “Separation Agreement”) with Ms. Blank, providing for her resignation from her positions as Executive Vice President and Chief Financial Officer of the Company as of October 14, 2013 (the “Resignation Date”) and the termination of her employment as of January 31, 2014 (the “Separation Date”). As provided in the Separation Agreement, Ms. Blank received a severance payment in an amount equal to €991,350 ($1,300,750 at an average exchange rate of 1.31210 for fiscal 2013), which represents 1.5 times the sum of  (i) Ms. Blank’s most recent annual base salary, (ii) 100% of Ms. Blank’s target bonus for fiscal 2013 and (iii) the monetary value of Ms. Blank’s most recent annual health and welfare benefits (collectively, the “Severance Payment”). Ms. Blank received an amount equal to 1/3 of the Severance Payment within 10 days of the Separation Date, and is receiving an amount equal to 2/3 of the Severance Payment in 12 equal installments during the 12 months following the Separation Date (until end of September, eight installments where paid out. The remaining three installments will be paid out until end of January 2015). In addition, as defined in the Separation Agreement, in February 2014, the Company paid out an additional special departure bonus to Ms. Blank in the amount of  €350,000 ($475,055, at an average exchange rate of 1.35730 for fiscal 2014) determined by the Company’s Board of Directors in its sole discretion, after consultation with the Company’s Chief Executive Officer.
Ms. Blank received her unpaid salary and accrued vacation through the Separation Date within 10 days of the Separation Date.
Ms. Blank agreed not to compete with the Company for a period of 18 months after the Separation Date (the “Noncompete Period”). For each month of the Noncompete Period, Ms. Blank will receive a compensation payment in an amount equal to 1/18th of  €991,350. If and to the extent the Severance Payment is paid, this amount is already included in, and therefore satisfied by payment of, the respective amount of the Severance Payment.
Schick Technologies, Inc. 1996 Plan
General.   The 1996 Plan provides for the grant to officers, directors and employees of the Company and consultants, advisors and independent contractors of Schick of both “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and stock options that are non-qualified for federal income tax purposes, sometimes referred to as non-statutory options.
Administration and Eligibility.   The 1996 Plan is administered by the Board of Directors and/or by a duly appointed committee of the Board of Directors. The 1996 Plan is currently administered by the Compensation Committee. The Compensation Committee determines, among other things, which officers, employees, directors, consultants, advisors and contractors will receive options under the 1996 Plan, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, vesting, the number of shares subject to each option, and, subject to certain conditions discussed below, the exercise price of the option and duration of the options. Members of the Compensation Committee are not eligible to receive options under the 1996 Plan.
Terms and Conditions of Option.   The exercise price of incentive stock options is determined by the Compensation Committee, but may not be less than the fair market value of our Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the 1996 Plan who owns stock representing more than 10% of the voting power of our outstanding capital stock, the exercise price of any incentive stock option may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of such option may not exceed five years from the date of grant.
The exercise price of non-qualified stock options is determined by the Compensation Committee on the date of grant, but may not be less than 85% of the fair market value of our Common Stock on the date of grant, and the term of any such option may not exceed ten years from the date of grant.
The Compensation Committee may establish the time or times when an option becomes exercisable subject to limits on such option’s term.
Payment of Exercise Price.   Payment of the exercise price may be made by cash, check or cash equivalent, by tender of shares of our Common Stock then owned by the optionee, by the assignment of the proceeds of the sale of some or all of the shares of our Common Stock being acquired upon the exercise of an option or by any combination of the foregoing. Options may be granted which do not permit all of the foregoing forms of payment.
Restrictions on Transfer.   Options granted pursuant to the 1996 Plan are not transferable, except by will or the laws of descent and distribution in the event of death. During an optionee’s lifetime, the option is exercisable only by the optionee.
Change in Control.   In the event of a proposed dissolution, liquidation or sale of the Company, the options terminate immediately prior to the consummation of such proposed event, unless otherwise provided for by the Compensation Committee. The Compensation Committee may, in its sole discretion, give each optionee the right to exercise his or her options, even if such would not otherwise be exercisable.
Pursuant to an amendment of the 1996 Plan, in addition to our employees, employees of, or consultants to, any company that the Company has agreed to acquire, will be eligible to receive non-statutory stock options under the 1996 Plan. After the amendment of the 1996 Plan in 2004, approximately 183 persons were eligible to receive options under the 1996 Plan; provided, however, that after April 22, 2006 no options may be granted under the 1996 Plan. As of September 30, 2011, 134,835 options were outstanding under the 1996 Plan. At the Company’s 2008 annual meeting of stockholders, the Company’s stockholders approved an amendment of our 1996 Plan to permit an option exchange offer program pursuant to which outstanding underwater options granted under our 1996 Plan were cancelled in a value-for-value exchange for new options for a lesser number of shares granted under our 2006 Plan. This resulted in a reduction of 1,619,750 shares outstanding under the 1996 Plan.
The 2006 Plan
General.   The 2006 Plan provides for the grant to officers, directors (including non-employee directors) and employees of the Company and service providers to the Company of both “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and stock options that are non-qualified for federal income tax purposes, sometimes referred to as non-statutory options, as well as stock appreciation rights, restricted stock, deferred stock, dividend equivalents, other stock-based awards and performance awards. If the 2015 Plan is approved by the stockholders, no further awards will be made under the 2006 Plan, and the 2015 Plan will be the only plan that would allow us to issue stock-based incentive awards. If the 2015 Plan is not approved, we will still be able to issue awards under our 2006 Plan until it expires in 2016.
Administration, Eligibility, and Terms and Conditions of Options.   The 2006 Plan is administered by the Compensation Committee or the Board of Directors. The 2006 Plan is currently administered by the

Compensation Committee. The Compensation Committee determines, among other things, which officers, employees, directors and service providers will receive awards under the 2006 Plan, the form and substance of grants made under the 2006 Plan and the conditions and restrictions applicable to such grants. The Compensation Committee certifies whether conditions and restrictions applicable to the grant have been met, and may modify the terms of grants made under the 2006 Plan.
The exercise price of stock options is determined by the Compensation Committee, but may not be less than the fair market value of our Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. In the case of an incentive stock option granted to an employee who owns stock representing more than 10% of the voting power of our outstanding capital stock on the date the grant, the exercise price of any incentive stock option may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of such option may not exceed five years from the date of grant.
Options may be exercised upon payment of the exercise price may be made by cash, by delivery of shares of our Common Stock then owned by the optionee, by simultaneous sale through a broker of shares acquired upon exercise, as permitted by Regulation T of the Federal Reserve Board, by authorizing the Company to withhold shares issuable upon exercise in the number necessary such that the fair market value of such withheld shares equals the aggregate exercise price or by any combination of the foregoing.
Stock Appreciation Rights.   SARs entitle a participant to receive the amount by which the fair market value of a share of our Common Stock on the date of exercise exceeds the grant price of the SAR. The grant price and the term of an SAR will be determined by the Compensation Committee, however the grant price shall not be less than 100% of the fair market value of a share of Common Stock as of the date of grant. Furthermore, no SAR may have a term exceeding ten years.
Termination of Options and SARs.   Unless otherwise determined by the Compensation Committee, and subject to certain exemptions and conditions, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for us for any reason other than death, disability, retirement or termination for cause, all of the participant’s options and SARs that were exercisable on the date of such cessation will remain exercisable for, and will otherwise terminate at the end of, a period of 90 days after the date of such cessation. In the case of death or disability, all of the participant’s options and SARs that were exercisable on the date of such death or disability will remain so for a period of 180 days from the date of such death or disability. In the case of retirement, all of the participant’s options and SARs that were exercisable on the date of retirement will remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of retirement. In the case of a termination for cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for us for any reason, all of the participant’s options and SARs will expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.
Restricted Stock and Deferred Shares.   Restricted stock is a grant of shares of our Common Stock that may not be sold or disposed of, and that may be forfeited in the event that a participant ceases to be a director, officer, employee or otherwise perform services for us for reasons other than death, disability or retirement prior to the end of a restricted period set by the Compensation Committee. A participant granted restricted stock generally has all of the rights of a stockholder, unless the Compensation Committee determines otherwise. An award of deferred shares confers upon a participant the right to receive shares of our Common Stock at the end of a deferral period set by the Compensation Committee, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of the deferral period. Prior to settlement, an award of deferred shares carries no voting or dividend rights or other rights associated with share ownership.
Dividend Equivalents.   Dividend equivalents confer the right to receive, currently or on a deferred basis, cash, shares of our Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of our Common Stock. Dividend equivalents may be granted alone or in connection with another award, and may be paid currently or on a deferred basis. If deferred, dividend equivalents may be deemed to have been reinvested in additional shares of our Common Stock, awards or other investment vehicles and subject to restrictions and risk of forfeiture as determined by the Compensation Committee.

Other Stock-Based Awards.   The Compensation Committee is authorized to grant other awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our Common Stock, under the 2006 Plan. These awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon our performance as a company or any other factors designated by the Compensation Committee. The Compensation Committee will determine the terms and conditions of these awards.
Performance Awards.   The Compensation Committee may make performance awards payable in cash, shares of our Common Stock or other awards, subject to the achievement of certain performance goals. The performance goals shall consist of one or more business criteria and a targeted level or levels of performance against such criteria, or other personal or business goals or objectives as the Compensation Committee shall determine. Achievement of the performance goals is measured by the Compensation Committee which may alter or adjust performance goals at its discretion. The Compensation Committee will determine the circumstances under which performance awards shall be paid or forfeited during the performance period or prior to settlement of a performance award.
With respect to performance awards that are intended to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Compensation Committee shall, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service, in writing, (i) designate one or more participants, (ii) select the performance criteria applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between the performance criteria and the performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. The Compensation Committee may determine performance goals in respect of the performance of the Company, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range.
Change in Control.   In general, if a change in control (as defined in the 2006 Plan) occurs and if a 2006 Plan participant’s employment or other service is terminated within twelve months after the change in control (other than a termination by us for “cause,” or by the participant without “good reason”) the participant’s outstanding awards will become fully vested and will remain exercisable for up to 180 days after the date of termination. If, as part of the change in control, we are acquired by another company, outstanding awards may be cashed out and/or canceled.
As of September 30, 2014, the combined total of the number of shares of restricted stock issued under the 2006 Plan, the number of shares covered by restricted stock units and the number of shares covered by options outstanding under the 2006 Plan was 481,502.

Grants of Plan-Based Awards for fiscal year ended September 30, 2014
The following table shows all plan-based awards granted to the named executive officers during the fiscal year ended September 30, 2014.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date(1)	Board Approval Date	Target ($)	Maximum ($)
Jeffrey T. Slovin	11/26/2013	11/19/2013	850,000	1,700,000	32,806	49,213	67.59	3,198,094
Ulrich Michel(2)	11/26/2013	11/19/2013	399,046	798,092	1,501	—	67.59	100,007
Jonathan Friedman	11/26/2013	11/19/2013	204,000	408,000	5,575	6,152	67.59	499,776
Walter Petersohn	11/26/2013	11/19/2013	237,528	475,056	9,477	10,458	67.59	849,577
Rainer Berthan	11/26/2013	11/19/2013	237,528	475,056	9,477	10,458	67.59	849,577
Simone Blank	—	—	—	—	—	—	—	—

(1)
For a discussion of amounts earned by Mr. Slovin, Mr. Michel, Mr. Friedman, Mr. Petersohn and Mr. Berthan, see “Non-Equity Performance Compensation (Short-term Variable Pay) — 2014 Fiscal Performance and Bonus Results under Executive Plan.” The Target Amount is the full year amount payable upon achievement of target performance of the measures defined in the Executive Plan. The Maximum Amount is twice the Target Amount, pursuant to the terms of the Executive Plan. Mr. Michel, Mr. Petersohn, and Mr. Berthan are compensated in Euros.

(2)
Mr. Michel began his employment as Executive Vice President and Chief Financial Officer beginning October 2013.

(3)
Includes 14,795 RSUs, 8,877 PSUs and 9,134 MSUs. Based upon achievement of performance hurdles an individual can achieve 0 – 200% target grant for the PSUs and MSUs.

(4)
Includes 740 PSUs and 761 MSUs. Based upon achievement of performance hurdles an individual can achieve 0 – 200% target grant.

(5)
Includes 3,699 RSUs, 925 PSUs and 951 MSUs. Based upon achievement of performance hurdles an individual can achieve 0 – 200% target grant for the PSUs and MSUs.

(6)
Includes 6,288 RSUs, 1,572 PSUs and 1,617 MSUs. Based upon achievement of performance hurdles an individual can achieve 0 – 200% target grant for the PSUs and MSUs.

Outstanding Equity Awards at fiscal year end September 30, 2014
The following table provides information regarding the outstanding equity awards held by each named executive officer as of September 30, 2014.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey T. Slovin(11)	562,735	—	—	14.09	9/25/2015	—	—	—	—
	75,000	—	—	11.90	12/8/2018	—	—	—	—
	13,750	13,750	—	40.03	11/22/2021	—	—	—	—
	5,000	15,000	—	62.20	11/20/2022	—	—	—	—
	6,000	18,000	—	70.23	2/20/2023	—	—	—	—
	—	49,213	—	67.59	11/26/2023	—	—	—	—
	—	—	—	—	—	6,168(1)	472,962	—	—
	—	—	—	—	—	7,334(2)	562,371	—	—
	—	—	—	—	—	8,000(3)	613,440	—	—
	—	—	—	—	—	8,000(4)	613,440	—	—
	—	—	—	—	—	14,795(5)	1,134,481	18,011	1,381,083
Ulrich Michel(12)	32,838	44,596	—	68.10	7/29/2023	—	—	—	—
	—	—	—	—	—	16,577(6)	1,271,124	—	—
	—	—	—	—	—	—	—	1,501	115,097
Jonathan Friedman	—	2,813	—	40.03	11/22/2021	—	—	—	—
	—	4,688	—	62.20	11/20/2022	—	—	—	—
	—	6,152	—	67.59	11/26/2023	—	—	—	—
	—	—	—	—	—	1,334(1)	102,291	—	—
	—	—	—	—	—	1,501(2)	115,097	—	—
	—	—	—	—	—	2,500(3)	191,700	—	—
	—	—	—	—	—	3,699(7)	283,639	1,876	143,852
Walter Petersohn	7,154	——		11.73	12/13/2016	—	—	—	—
	11,492	—	—	11.73	12/11/2017	—	—	—	—
	20,000	—	—	11.90	12/8/2018	—	—	—	—
	7,500	7,500	—	40.03	11/22/2021	—	—	—	—
	4,375	13,125	—	62.20	11/20/2022	—	—	—	—
	—	10,458	—	67.59	11/26/2023	—	—	—	—
	—	—	—	—	—	2,668(1)	204,582	—	—
	—	—	—	—	—	4,001(2)	306,797	—	—
	—	—	—	—	—	7,000(3)	536,760	—	—
	—	—	—	—	—	6,288(7)	482,164	3,189	244,533
Rainer Berthan	9,000	9,000	—	44.77	7/2/2022	—	—	—	—
	—	10,458	—	67.59	11/26/2023	—	—	—	—
	—	—	—	—	—	12,000(5)	920,160	—	—
	—	—	—	—	—	6,288(7)	482,164	3,189	244,533
Simone Blank(10)	13,750	13,750	—	40.03	11/22/2021	—	—	—	—
	5,000	15,000	—	62.20	11/20/2022	—	—	—	—
	—	—	—	—	—	6,168(1)	443,726	—	—
	—	—	—	—	—	7,334(2)	527,608	—	—
	—	—	—	—	—	8,000(3)	575,520	—	—

(1)
The total number of unvested RSU’s is comprised of seven grants. The first grant from November 22, 2010 vests over four years with one-third vesting on each of November 22, 2012, November 22, 2013 and November 22, 2014.

(2)
The second grant from November 22, 2011 vests over four years with one-third vesting on each of November 22, 2013, November 22, 2014 and November 22, 2015.

(3)
The third grant from November 22, 2012 vests over four years with one-third vesting on each of November 22, 2014, November 22, 2015 and November 22, 2016.

(4)
The fourth grant from February 20, 2013 vests over four years with one-third vesting on each of November 22, 2015, November 22, 2016 and November 22, 2017.

(5)
The fifth grant from July 2, 2012 vests over four years with one-third vesting on each of January 1, 2015, July 2, 2015 and July 2, 2016.

(6)
The sixth grant from July 29, 2013 vests over three years with amounts vesting on February 14, 2014, February 22, 2014, May 25, 2014, July 29, 2014, February 14, 2015, July 29, 2015, February 29, 2016, and July 29, 2016.

(7)
The seventh grant from November 26, 2013 vests over four years with one-third vesting on each of November 26, 2015, November 26, 2016, and November 26, 2017.

(8)
Represents the market value of unvested restricted stock units calculated by multiplying the number of restricted stock units held by the closing market price of our Common Stock on September 30, 2014.

(9)
Performance-based restricted stock units shall vest in their entirety in November 2016, provided that the Company has achieved certain established EBITDA levels. See “Equity Awards (Long-term Variable Pay)”.

(10)
All amounts shown are as of January 31, 2014, Ms. Blank’s last day of employment with the Company on January 31, 2014.

(11)
Mr. Slovin received 1,130,000 options in connection with the acquisition of Schick Technologies, Inc. on September 25, 2005. The options vested pro rata on a daily basis over a four-year period commencing with the close of the acquisition on June 20, 2006. The exercise price of these options was $25.10. Exchanged options began vesting on March 30, 2010 at the same percentage as the options surrendered at the close of the exchange. On March 30, 2010, 478,539 options vested. Any unvested options continued to vest pro rata on a daily basis until June 20, 2011.

(12)
Mr. Michel began his employment as Executive Vice President and Chief Financial Officer beginning October 2013.

Option exercises and stock vested for fiscal year ended September 30, 2014
	Options		Restricted Stock Units
	Shares Acquired on Exercise	Value Realized on Exercise ($)	Shares Acquired on Vesting	Value Realized on Vesting ($)
Jeffrey T. Slovin	19,515	1,294,759	18,999	1,317,937
Ulrich Michel(2)	—	—	7,291	537,308
Jonathan Friedman	2,968	70,069	3,299	228,478
Walter Petersohn	—	—	6,332	444,506
Rainer Berthan	—	—	—	—
Simone Blank(3)	150,000	8,645,335	18,999	1,317,937

(1)
Calculated by multiplying the number of exercised stock options by the difference between the exercise price of those options and the closing market price of our Common Stock on the date of exercise.

(2)
Mr. Michel began his employment as Executive Vice President and Chief Financial Officer beginning October 2013.

(3)
All amounts shown are as of January 31, 2014, Ms. Blank’s last day of employment with the Company on January 31, 2014. On February 28, 2014, an additional 18,750 shares were exercised at a value of $474,023.

Pension Benefits
None of the named executive officers participate in a defined benefit pension plan.
Nonqualified Defined Contribution and other Nonqualified Deferred Compensation
Ms. Blank participated in a defined contribution retirement savings plan (the “Defined Contribution Plan”). While such benefit was authorized by the Compensation Committee in fiscal 2008, no contributions were made on behalf of Ms. Blank until January 2009. The Company’s contribution for fiscal 2010 was $25,788 for Ms. Blank. The Company’s contribution for fiscal 2011 was $26,518 for Ms. Blank. The Company’s contribution for fiscal 2012 was $24,685 for Ms. Blank. The Company’s contribution for fiscal 2013 was $24,930 for Ms. Blank. The Company’s contribution for fiscal 2014 was $8,704 for Ms. Blank. These contribution amounts were denominated in Euro and then converted into U.S. dollars at the average exchange rates of 1.35730 for fiscal 2010, 1.39570 for fiscal 2011, 1.29922 for fiscal 2012, 1.31210 for fiscal 2013 and 1.35730 for fiscal 2014.
Employer contributions are used to make payments on an insurance policy. Pursuant to the terms of the policy, the accumulated benefit bears interest as determined pursuant to the insurance policy. This policy has been pledged to the beneficiaries. The only payments to which the beneficiaries are entitled are the proceeds of the insurance policy and the employer has no further obligation. Beginning on the first month following the 65th birthday of such executive, the benefits under the Defined Contribution Plan become automatically due and payable. The executive may also elect to have such benefits begin at any time after his or her 60th birthday. If the executive elects to receive benefits early, the accumulated funds are converted into a retirement pension using actuarial methods at that time. In the case of inability to work, the surrender value of the insurance becomes due and payable. If the executive dies prior to retirement a fully insured death lump sum is converted into an annuity for the executive’s spouse. If the executive dies following retirement, 60% of the accumulated benefit is converted into an annuity for the executive’s spouse. If the beneficiary leaves the Company prior to reaching retirement age, the accumulated benefit is paid to the executive when the executive reaches the normal retirement age. Alternatively, a private continuation of the contract can be agreed.
Nonqualified Defined Compensation
	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Jeffrey T. Slovin	—	—	—	—	—
Ulrich Michel(3)	—	—	—	—	—
Jonathan Friedman	—	—	—	—	—
Walter Petersohn	—	—	—	—	—
Rainer Berthan	—	—	—	—	—
Simone Blank(4)	—	8,704	6,527	—	112,271

(1)
These amounts are included in the named executive officer’s compensation for the current fiscal year, as reported in the Summary Compensation Table.

(2)
The aggregate balance at year end represents the guaranteed policy reserve, which is the surrender value of the insurance contract. The following amount is also reported in the Summary Compensation Table as 2014 compensation: Ms. Blank, $8,704.

(3)
Mr. Michel began his employment as Executive Vice President and Chief Financial Officer beginning October 2013.

(4)
All amounts shown are as of January 31, 2014, Ms. Blank’s last day of employment with the Company on January 31, 2014.

Potential Payments upon Termination or Change in Control
The following tables provide information on the compensation payable to each named executive officer upon voluntary termination, disability, death, termination for cause or upon a change in control. The amounts shown assume that the termination was effective as of September 30, 2014 and are estimates of the amounts that would be paid to the named executive officer upon his or her separation from the Company. The actual amounts to be paid to each named executive officer can only be determined at the time of such person’s separation from the Company. See “Employment Agreements.”
Name	Benefit	Termination without Cause or for Good Reason	Disability	Death	Termination for Cause	Voluntary Termination	Change in Control
Jeffrey T. Slovin	Salary Continuation	$1,700,000(1)	—	—	—	—	—
	Bonus	$1,700,000(2)	—	—	—	—	—
	Health and Welfare Benefits	$142,476(3)	—	—	—	—	—
	Stock Option Acceleration	452,922(5)	$452,922(5)	$452,922(5)	—	—	$1,284,584(6)
	RSU Acceleration	—	$4,777,777(4)	$4,777,777(4)	—	—	$4,777,777(7)
	Other	106,852(8)	—	—	—	—	—

(1)
Represents Mr. Slovin’s annual base salary as in effect on September 30, 2014 for a period of 24 months following termination without cause or termination for good reason. For any termination event, Mr. Slovin would also receive a lump sum payment equal to value of accrued, but unused, vacation days.

(2)
The bonus is 2 times the target bonus Mr. Slovin would have otherwise received during the year in which the termination occurred

(3)
Represents health and medical benefits for a period of 24 months following termination without cause or termination for good reason.

(4)
Pursuant to the terms of the 2006 Plan, if Mr. Slovin dies, becomes disabled or retires, all restrictions on unvested restricted stock units granted to Mr. Slovin shall lapse.

(5)
If Mr. Slovin’s employment is terminated by the Company without cause or for good reason or Mr. Slovin dies or becomes permanently disabled, the unvested stock options that were scheduled to vest during the one year period following such events will instead vest on the date of such event, and the remaining unvested portion would automatically expire.

(6)
In the event of any change of control of the Company, Mr. Slovin’s stock options shall immediately vest and become exercisable. Represents the value of unvested stock options as of September 30, 2014, calculated by multiplying the number of unvested stock options by the difference between the exercise price of those options and the closing market price of our Common Stock on September 30, 2014.

(7)
Represents the value of unrestricted stock units as of September 30, 2014, calculated by multiplying the number of unvested restricted stock units by the closing market price of our Common Stock on September 30, 2014.

(8)
Reflects car allowance for 24 months.

Name	Benefit	Termination without Cause or for Good Reason	Disability(5)	Death	Termination for Cause	Change in Control
Ulrich Michel	Salary	$1,140,132(1)	$95,011	—	—	—
	Bonus	$798,092(6)	$66,508	—	—	—
	Stock Option Acceleration	$382,634(7)	$382,634(7)	$382,634(7)	—	$382,634(2)
	RSU Acceleration	—	$1,386,221(3)	$1,386,221(3)	—	$1,386,221(4)

(1)
Represents 24 months of Mr. Michel’s base salary as of September 30, 2014. Mr. Michel in compensated in Euros. All amounts have been converted to U.S. dollars at an exchange rate of 1.35730, the average exchange rate for the fiscal year ended September 30, 2014.

(2)
In the event of any change of control of the Company, Mr. Michel’s stock options shall immediately vest and become exercisable. Represents the value of unvested stock options as of September 30, 2014, calculated by multiplying the number of unvested stock options by the difference between the exercise price of those options and the closing market price of our Common Stock on September 30, 2014.

(3)
Pursuant to the terms of the 2006 Plan, if Mr. Michel dies, becomes disabled or retires, all restrictions on unvested restricted stock units granted to Mr. Michel shall lapse.

(4)
Represents the value of unrestricted stock units as of September 30, 2014, calculated by multiplying the number of unvested restricted stock units by the closing market price of our Common Stock on September 30, 2014.

(5)
Pursuant to the terms of his employment agreement, in the event of Mr. Michel’s illness the Company shall pay Mr. Michel pursuant to the terms of statutory and contractual arrangements. The above numbers represents 6 weeks of full remuneration and 4 weeks of half remuneration.

(6)
Represents the annual bonus at target for two years.

(7)
If Mr. Michel’s employment is terminated by the Company without cause or for good reason or Mr. Michel dies or becomes permanently disabled, unvested options held by Mr. Michel shall immediately vest and become exercisable.

Name	Benefit	Termination without Cause	Disability	Death	Termination for Cause	Change in Control
Jonathan Friedman	Salary	$340,000(1)	—	—	—	—
	Stock Option Acceleration	—	—	—	—	$226,900(2)
	RSU Acceleration	—	$836,579(3)	$836,579(3)		$836,579(4)

(1)
Represents 12 months of Mr. Friedman’s base salary as of September 30, 2014, payable if Mr. Friedman makes himself available as a full-time consultant to the Company for the three months after termination of employment.

(2)
Pursuant to the terms of the 2006 Plan, if there is a Change in Control (as defined in the 2006 Plan) and Mr. Friedman’s employment is terminated by the Company without cause, Mr. Friedman dies, becomes disabled or retires, or Mr. Friedman terminates his employment for Good Reason (as defined in the 2006 Plan), within 12 months of a change in control, unvested options held by Mr. Friedman will immediately vest. Represents the value of unvested stock options as of September 30, 2014, calculated by multiplying the number of unvested stock options by the difference between the exercise price of those options and the closing market price of our Common Stock on September 30, 2014.

(3)
Pursuant to the terms of the 2006 Plan, if Mr. Friedman dies, becomes disabled or retires, all restrictions on unvested restricted stock units granted to Mr. Friedman shall lapse.

(4)
Represents the value of unrestricted stock units as of September 30, 2014, calculated by multiplying the number of unvested restricted stock units by the closing market price of our Common Stock on September 30, 2014.

Name	Benefit	Voluntary Termination/ Termination without Cause(1)	Termination with Good Reason(4)	Disability(5)	Death	Termination for Cause(6)	Change in Control
Walter Petersohn	Salary	$508,988(2)	$508,988(2)	$56,554	—	—	—
	Bonus	$356,291(3)	$356,291(3)	$39,588	—	—	—
	Stock Option Acceleration	—	—	—	—	—	$559,988(7)
	RSU Acceleration	—	—	—	—	—	$1,774,835(8)
	Defined Contribution Plan	—	—	—	—	—	—
	Other(9)	$32,790	$32,790	$3,643	—	—	—

(1)
Reflects amounts payable to Mr. Petersohn in the event of termination by Mr. Petersohn or by the Company, in each case without cause and without good reason, with a six-month notice period and a 12 month non-compete if Mr. Petersohn terminates and with an 18 month notice period if the Company terminates, provided the terms of a non-compete provision of his employment agreement are complied with for a period of 18 months following the delivery of a termination notice. Amounts include payments made during the term of the employment agreement for services rendered under the employment agreement (i.e. between the notice of termination and the end of services under Mr. Petersohn’s employment agreement).

(2)
Represents Mr. Petersohn’s annual salary, as in effect on September 30, 2014, for a period of 18 months. Mr. Petersohn was compensated in Euros. All amounts have been converted to U.S. dollars at an exchange rate of 1.35730, the average exchange rate for the fiscal year ended September 30, 2014.

(3)
Represents the target bonus amount pursuant to the Executive Plan, as in effect on September 30, 2014, for a period of 18 months.

(4)
Reflects amounts payable to Mr. Petersohn in the event of termination by Mr. Petersohn for good reason, without cause and with a six month notice period provided the terms of a non-compete provision of his employment agreement are complied with for a period of 18 months following the delivery of a termination notice. Amounts reflected include payments made during the term of the employment agreement for services rendered under the employment agreement (i.e. between the notice of termination and the end of services under Mr. Petersohn’s employment agreement).

(5)
Pursuant to the terms of his employment agreement, in the event of Mr. Petersohn’s illness the Company shall pay Mr. Petersohn pursuant to the terms of statutory and contractual arrangements. The above numbers represents 6 weeks of full remuneration and 4 weeks of half remuneration.

(6)
Cause as defined by Austrian law.

(7)
Represents the value of unvested stock as of September 30, 2014, calculated by multiplying the number of unvested stock options by the difference between the exercise price of those options and the closing market price of our Common Stock on September 30, 2014.

(8)
Represents the value of unrestricted stock units as of September 30, 2014, calculated by multiplying the number of unvested restricted stock units by the closing market price of our Common Stock on September 30, 2014.

(9)
Reflects car allowance for 18 months.

Name	Benefit	Voluntary Termination/ Termination without Cause(1)	Termination with Good Reason(4)	Disability(5)	Death	Termination for Cause(6)	Change in Control
Rainer Berthan	Salary	$508,988(2)	$508,988(2)	$42,416	—	—	—
	Bonus	$356,291(3)	$356,291(3)	$29,691	—	—	—
	Stock Option Acceleration	—	—	—	—	—	$382,253(7)
	RSU Acceleration	—	—	—	—	—	$1,646,856(8)
	Defined Contribution Plan	—	—	—	—	—	—
	Other(9)	$20,670	$20,670	$1,722	—	—	—

(1)
Reflects amounts payable to Mr. Berthan in the event of termination by Mr. Berthan or by the Company, in each case without cause and without good reason, with a 15-month notice period to the end of a quarter. Amounts include payments made during the term of the employment agreement for services rendered under the employment agreement (i.e. between the notice of termination and the end of services under Mr. Berthan’s employment agreement).

(2)
Represents Mr. Berthan’s annual salary, as in effect on September 30, 2014, for a period of 18 months. Mr. Berthan was compensated in Euros. All amounts have been converted to U.S. dollars at an exchange rate of 1.35730, the average exchange rate for the fiscal year ended September 30, 2014.

(3)
Represents the target bonus amount for a period of 18 months pursuant to the Executive Plan as agreed in his employment agreement dated February 20, 2012.

(4)
Reflects amounts payable to Mr. Berthan in the event of termination by Mr. Berthan for good reason, without cause and with a six month notice period provided the terms of a non-compete provision of his employment agreement are complied with for a period of 18 months following the delivery of a termination notice. Amounts reflected include payments made during the term of the employment agreement for services rendered under the employment agreement (i.e. between the notice of termination and the end of services under Mr. Berthan’s employment agreement).

(5)
Pursuant to the terms of his employment agreement, in the event of Mr. Berthan’s illness the Company shall pay Mr. Berthan pursuant to the terms of statutory and contractual arrangements. The above numbers represents 6 weeks of full remuneration.

(6)
Cause as defined by German law.

(7)
Represents the value of unvested stock as of September 30, 2014, calculated by multiplying the number of unvested stock options by the difference between the exercise price of those options and the closing market price of our Common Stock on September 30, 2014.

(8)
Represents the value of unrestricted stock units as of September 30, 2014, calculated by multiplying the number of unvested restricted stock units by the closing market price of our Common Stock on September 30, 2014.

(9)
Reflects car allowance for 18 months.

Mr. Jost Fischer retired from his positions as Chief Executive Officer and Chairman of the Board as of February 28, 2013 (the “Separation Date”). He received a severance payment of  €1,933,125 ($2,511,555 at an average exchange rate of 1.29922 for fiscal 2012). Mr. Fischer also received his accrued vacation through the Separation Date in the amount of  €640,000 ($831,501 at an average exchange rate of 1.29922 for fiscal 2012). Further, Mr. Fischer received the pro rata portion of his annual bonus for the last financial year, which started on October 1, 2012 through the Separation Date, in the amount of  $255,422. If Mr. Fischer does not compete with the Company for 24 months after the Separation Date, the Company will pay Mr. Fischer an additional amount of  €644,375 ($837,185 at an average exchange rate of 1.29922 for fiscal 2012).
The Company will continue to make available the automobile currently leased for Mr. Fischer’s use until May 2015. The cost to lease the automobile from the Separation Date to the end of fiscal 2014 was €24,466 (net).

Ms. Blank resigned from her positions as Executive Vice President, Chief Financial Officer and director as of October 14, 2013 (the “Resignation Date”), and the termination of her employment was effective on January 31, 2014 (the “Separation Date”). As provided in her Separation Agreement, Ms. Blank received a severance payment in an amount equal to €991,350 ($1,300,750 at an average exchange rate of 1.31210 for fiscal 2013), which represents 1.5 times the sum of  (i) Ms. Blank’s most recent annual base salary, (ii) 100% of Ms. Blank’s target bonus for fiscal 2013 and (iii) the monetary value of Ms. Blank’s most recent annual health and welfare benefits (collectively, the “Severance Payment”). Ms. Blank received an amount equal to 1/3 of the Severance Payment within 10 days of the Separation Date, and is receiving an amount equal to 2/3 of the Severance Payment in 12 equal installments during the 12 months following the Separation Date (until end of September, eight installments where paid out. The remaining three installments will be paid out until end of January 2015). In addition, pursuant to the Separation Agreement, in February 2014, the Company paid to Ms. Blank €350,000 ($475,055, at an average exchange rate of 1.35730 for fiscal 2014) determined by the Company’s Board of Directors in its sole discretion, after consultation with the Company’s Chief Executive Officer.
Ms. Blank received her unpaid salary and accrued vacation through the Separation Date within 10 days of the Separation Date.
Ms. Blank agreed not to compete with the Company for a period of 18 months after the Separation Date (the “Noncompete Period”). For each month of the Noncompete Period, Ms. Blank will receive a compensation payment in an amount equal to 1/18th of  €991,350. If and to the extent the Severance Payment is paid, this amount is already included in, and therefore satisfied by payment of, the respective amount of the Severance Payment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
None.
Review, Approval or Ratification of Transactions with Related Persons
Pursuant to the charter of our Audit Committee, the Audit Committee must review, in advance, any proposed transaction between the Company and any related party. No such related-party transaction may be consummated by the Company without the approval of the Audit Committee. All related party transactions reported since the beginning of the 2014 fiscal year were approved in accordance with such policies and procedures.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Sirona Dental Systems, Inc.’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please call or write your broker or direct your written request to Legal Department, Sirona Dental Systems, Inc., 30-30 47th Avenue, Suite 500, Long Island City, New York, New York 11101 or contact Jonathan Friedman, Esq. at (718) 482-2163. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
SOLICITATION OF PROXIES
The Company is paying the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. In addition to this solicitation by mail, regular employees of the Company may solicit proxies in person or by telephone. We have also retained Georgeson Inc., New York, NY to assist in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $9,000. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s stockholders.
PROPOSALS FOR THE 2015 ANNUAL MEETING
Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2015 Annual Meeting of Stockholders and to be included in the Company’s proxy statement must be received at the Company’s executive office at 30-30, Suite 500, 47th Avenue, Long Island City, New York 11101, no later than the close of business on September 29, 2015 and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to our 2015 Annual Meeting of Stockholders. Proposals should be sent to the attention of the Secretary. If you intend to present any such proposal at next year’s annual meeting, you must give timely notice thereof in writing to the Secretary at the address above.
Additionally, pursuant to the Company’s By-laws, in order for business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting not less than ninety days prior to the date of such meeting; provided, however, that if less than ninety days’ notice or prior public disclosure of the date of such meeting is given to stockholders or made, the stockholder must give such written notice no later than the close of business on the tenth (10th) day following the day on which notice or public disclosure of the date of such meeting is given or made. To be timely for purposes of the 2015 Annual Meeting, such notice must be received at the Company’s executive office on or before November 27, 2015.
Notice of a proposal must include, as to each matter, (i) a brief description (which includes all material aspects thereof) of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, as they appear on the stock records of the Company, (iii) the class and number of shares of each class of capital stock of the Company that are owned beneficially and of record by you, your affiliates, all groups of which you are a member and all persons with whom you are acting in concert (in each case, identifying them) and (iv) any material direct or indirect interest of you and your affiliates, groups or persons in such business.
In order for a stockholder to nominate a candidate for director, under our By-laws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, as stockholder’s notice must be received at the Company’s executive office on or before November 27, 2015. Notice of a nomination must include:
(i)   as to each individual whom such stockholder proposes to nominate for election as a director, (a) the name, date of birth, business address and residential address of such individual, (b) the principal occupation or employment of such individual for at least the five years preceding the date of such notice, (c) the classes and number of each class of the capital stock of the Company that are owned beneficially and of record by such individual, his affiliates, all persons with whom he is acting in concert and all groups of which he is a member (in each case, identifying them) and (d) all information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; and
(ii)   as to the stockholder giving such notice, (A) the name and address of such stockholder, as they appear on the stock records of the Company, (B) the classes and number of shares of each class of capital stock of the Company that are owned beneficially and of record by such stockholder, his affiliates, all persons acting in concert with him and all groups of which he is a member (in each case, identifying them) and (C) any professional, commercial, business or familial relationship of such stockholder, affiliates, persons or groups (in each case, identifying them) to such nominees, his affiliates, any person acting in concert with him or any group of which he is a member (in each case, identifying them).
Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
You may contact our Secretary at our principal executive offices for a copy of the relevant By-Law provisions regarding the requirements for making stockholder proposals and nominating director candidates.
GENERAL
The Company’s Annual Report for the fiscal year ended September 30, 2014 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not part of the soliciting materials.
The information set forth in this Proxy Statement under the captions “Report of the Compensation Committee” and “Report of the Audit Committee” shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly incorporates such information by reference, or (ii) “soliciting material” or to be “filed” with the SEC.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order Of The Board Of Directors

Jonathan Friedman
Secretary
January 29, 2015
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, including the financial statements and the financial statement schedules thereto, is available without charge upon written request to: Corporate Secretary, Sirona Dental Systems, Inc., 30-30 47th Avenue, Suite 500, Long Island City, New York, 11101.

Appendix A
SIRONA DENTAL SYSTEMS, INC.
2015 LONG-TERM INCENTIVE PLAN
ARTICLE 1
GENERAL
1.1   Purpose.   The purpose of the Plan is to enable the Company to provide equity-based and other incentive compensation opportunities in order to facilitate the ability of the Company to attract, motivate, reward and/or retain qualified employees, directors and other service providers who are or are expected to be important to the success of the Company and its Subsidiaries.
1.2   Eligibility.   Awards may be granted under the Plan to any present or future non-employee director, officer or employee of, and any consultant or adviser to, the Company or any of its Subsidiaries, provided that Incentive Stock Options may be granted only to employees of the Company or a Subsidiary.
1.3   Types of Awards.   Awards under the Plan may include, without limitation, Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, and other Share-based Awards and performance-based Cash Incentive Awards, all as described in Articles 5 through 7 hereof.
ARTICLE 2
Definitions
2.1   “Award” means an award made to an eligible service provider under the Plan.
2.2   “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms and conditions of an Award.
2.3   “Board” means the Board of Directors of the Company.
2.4   “Cause” means, with respect to any Participant and unless otherwise specified in a Participant’s Award Agreement, (a) if there is an employment or other services agreement between the Participant and the Company or a Subsidiary that defines the term “cause” (or a term of like import), the Participant’s engaging in conduct that constitutes “cause” (or a term of like import) within the meaning of that agreement, or (b) if there is no employment or service agreement between the Participant and the Company or a Subsidiary that defines the term “cause” (or a term of like import), (1) the Participant’s repeated failure (other than temporarily while physically or mentally incapacitated) or refusal to perform the duties of his or her employment or other service if such failure or refusal shall not have ceased or been remedied within fifteen days following written warning from the Company or a Subsidiary; (2) the Participant’s conviction of or plea of no contest to a felony; (3) the Participant’s breach of a fiduciary trust (including, without limitation, misappropriation of funds, material misrepresentation (other than as a result of a good faith mistake) of the Company’s financial performance, operating results or financial condition to the Board or any officer, use of the Company’s or a Subsidiary’s assets to pursue other interests, or diversion of any business opportunity belonging to the Company or a Subsidiary to or for the benefit of the Participant or a third party); (4) material unauthorized disclosure by the Participant to any person of any confidential information or trade secrets of the Company or any of its Subsidiaries; (5) the Participant’s engaging in conduct or activities materially damaging to the property, business or reputation of the Company or a Subsidiary or to the ability of the Participant to perform the duties of his or her employment or other services; (6) any act or omission by the Participant involving gross malfeasance or gross negligence in the performance of the Participant’s duties to the material detriment of the Company or a Subsidiary; or (7) the Participant’s failure to comply in all material respects with the policies of the Company or a Subsidiary or with any non-competition, non-solicitation or other restrictive covenants made by the Participant to the Company or a Subsidiary; in each of such cases as determined by the Board or the Committee acting in its good faith discretion.
2.5   “Change in Control” means the occurrence of any of the following events:
(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) a subsidiary of the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition directly from the Company;
(b) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;
(c) there is consummated a plan of complete liquidation or dissolution of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, in one transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale; or
(d) the incumbent directors cease for any reason to constitute at least a majority of the Board. For this purpose, an incumbent director is any individual who is a member of the Board on the date the Plan was adopted, and any individual who becomes a member of the Board after the date the Plan was adopted and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the incumbent directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is nominated without objection to such nomination), it being intended that no individual initially elected or nominated as a director as a result of an actual or threatened election contest or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an incumbent director.
2.6   “Code” means the Internal Revenue Code of 1986, as amended.
2.7   “Committee” means the Compensation Committee of the Board.
2.8   “Company” means Sirona Dental Systems, Inc., a Delaware corporation, and any successor thereto.
2.9   “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of a physical or mental illness or injury that is expected to result in death or to last for one year or more, as determined by a duly licensed physician designated by the Company.
2.10   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.11   “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares covered by the Option and, with respect to an SAR, the baseline price of the Shares covered by the SAR; provided that in no event may the Exercise Price per Share be less than 100% of the Fair Market Value per Share on the date the Option or SAR is granted (110% in the case of an ISO granted to a Ten Percent Stockholder).
2.12   “Fair Market Value” means, as of any relevant date, the closing price per Share on such date on the principal securities exchange on which the Shares are traded or, if no Shares are traded on that date, the closing price per Share on the next preceding date on which Shares are traded, or (2) the value determined under such other method or convention as the Committee, acting in a consistent manner in accordance with the Plan and applicable tax law, may prescribe.

2.13   “Good Reason” means actions or omissions by the Company or an affiliate resulting in a material negative change in the employment relationship with a Participant which, for the purposes hereof, means, without the advance written consent of the Participant:
the assignment to the Participant of any duties materially inconsistent with the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, or any other material diminution in such position, authority, duties or responsibilities;
any reduction in the Participant’s annual base salary in effect immediately prior to the Change in Control;
the failure to provide the Participant with bonus opportunities at least as generous in the aggregate as those to which the Participant was entitled immediately prior to the Change in Control;
a failure by the Company to timely pay the Participant any compensation earned by the Participant;
the Company’s requiring the Participant (1) to be based at any office or location more than fifty (50) miles from the office where the Participant was employed immediately prior to the Change in Control, or (2) to travel on Company business to a materially greater extent than what was customarily required prior to the Change in Control; or
the failure or refusal by the successor or acquiring company (or parent thereof) to expressly assume the obligations of the Company under this Agreement upon the consummation of the Change in Control transaction.
Notwithstanding the foregoing, a Participant will not have “Good Reason” to terminate his or her employment merely because the Participant is no longer a senior executive of a public company and/or has a change in title, duties, authority, responsibilities or reporting structure as a result of the Change in Control transaction (including having a reporting relationship within a larger company) provided that the Participant retains a substantially similar level of responsibilities over the other portions and areas of the business for which he or she exercised responsibility prior to the Change in Control transaction.
2.14   “Incentive Cash Award” means a performance-based Award described in Section 7.2.
2.15   “Incentive Stock Option” or “ISO” means an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
2.16   “Option” means an option to purchase Shares granted pursuant to Section 5.1.
2.17   “Participant” means any person who has been selected to receive an Award under the Plan or who holds an outstanding Award under the Plan.
2.18   “Performance-Based Exemption” means the performance-based compensation exemption from the compensation deduction limitations imposed by Section 162(m) of the Code, as set forth in Section 162(m)(4)(C) of the Code.
2.19   “Performance Factors” means any of the factors listed in Section 7.3(b) that may be used for Awards intended to qualify for the Performance-Based Exemption.
2.20   “Plan” means the long-term incentive plan set forth herein, as it now exists or is hereafter amended.
2.21   “Restricted Stock” means stock issued in the name of a Participant pursuant to Section 6.1, subject to applicable transfer restrictions and vesting and other conditions.
2.22   “Restricted Stock Unit” or “RSU” means a contingent right to receive Shares in the future that is granted pursuant to Section 6.1.
2.23   “Retirement” means termination by a Participant after reaching age 65 or termination with the consent of the Company that is designated a Retirement.
2.24   “Shares” means shares of the Company’s common stock.

2.25   “Stock Appreciation Right” or “SAR” means a right to receive appreciation in the value of Shares granted pursuant to Section 5.2.
2.26   “Subsidiary” means (a) a corporation or other entity in an unbroken chain of corporations or other entities at least 50% of the total value or voting power of the equity securities of which is owned by the Company or by any other corporation or other entity in the chain, and (b) any other corporation or entity in which the Company has a 20% controlling interest, directly or indirectly, as may be designated by the Committee pursuant to the criteria set forth in Section 1.409A-1(b)(5)(iii)(E) of the Treasury regulations.
2.27   “Ten Percent Stockholder” means a person who owns or is deemed to own (under Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.
ARTICLE 3
ADMINISTRATION
3.1   General.   Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee. The Committee shall be composed of at least two persons who are “outside directors” (within the meaning of Section 162(m) of the Code) with respect to Awards intended to qualify for the Performance-Based Exemption and at least two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act) with respect to Awards made to a Participant who is subject to Section 16 of the Exchange Act.
3.2   Authority of the Committee.   Subject to the provisions of the Plan, the Committee, acting in its discretion, may select the persons to whom Awards will be made, prescribe the terms and conditions of each Award and make amendments thereto, construe, interpret and apply the provisions of the Plan and of any Award Agreement, and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan or of any Award. The Committee shall have full power and authority to carry out its responsibilities and functions under the Plan. The Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.
3.3   Delegation of Authority.   Subject to the requirements of applicable law, the Committee may delegate to any person or subcommittee (who may, but need not be members of the Committee) such Plan-related administrative authority and responsibilities as it deems appropriate. Without limiting the foregoing, the Committee may delegate any of its responsibilities and authority hereunder to a subcommittee composed of one or more executive officers of the Company, and may delegate administrative duties to such other person or persons (who may but need not be officers of the Company) as the Committee deems appropriate. The Committee may not delegate its authority with respect to non-ministerial actions relating to (a) individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act or (b) Awards that are intended to qualify for the Performance-Based Exemption.
3.4   Decisions Binding.   Any determination made by the Committee in the exercise of its authority with respect to the Plan or any Award shall be made in the Committee’s sole discretion, and all such determinations shall be final, conclusive and binding on all persons.
3.5   Indemnification.   The Company shall indemnify and hold harmless each member of the Committee and the Board and any employee or director of the Company or any Subsidiary to whom any duty or power relating to the administration of the Plan or any Award is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.
ARTICLE 4
SHARES SUBJECT TO THE PLAN; Individual aWARD limitS
4.1   Shares Issuable under the Plan.   Subject to Section 4.3, up to 6,825,000 Shares shall be available for grant and issuance pursuant to Awards made under the Plan. The maximum number of Shares that may be issued pursuant to ISOs shall be 6,825,000. For purposes of these limitations, (a) each Share covered by and issued pursuant to a Restricted Stock, Restricted Stock Unit or other full-value Share Award shall be counted as 2.30 Shares, (b) the total number of Shares covered by a grant of SARs (and not just the number of Shares issued in settlement of such SARs) shall be deemed to have been issued under the Plan, and (c) Shares covered and/or issued pursuant to an Award will again be available for grant and issuance pursuant to subsequent Awards to the extent such Shares are (1) covered by the unexercised portion of an Option or SAR that is forfeited or otherwise terminated or canceled for any reason other than exercise, (2) covered by Restricted Stock Awards, RSU Awards or any other forms of Award that are either forfeited or repurchased by the Company at the original purchase price, or (3) subject to an Award that is settled in cash or that otherwise terminates without such Shares being issued. Shares that are used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations associated with the vesting or settlement of an Award will not be available for future grant and issuance under the Plan. Shares issued under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing.
4.2   Individual Award Limitations.   No more than 1,000,000 Shares may be issued pursuant to Awards granted in a single calendar year to any individual Participant other than a non-employee director, and no more than 250,000 Shares may be issued pursuant to Awards granted to any non-employee director in a single calendar year. No Participant may earn a Cash Incentive Award under Section 7.2 for any calendar year in excess of  $10,000,000. For this purpose, a Cash Incentive Award is earned (if at all) for the calendar year with or within which ends the applicable performance period, even if the amount so earned is not determined or payable until after end of that performance period.
4.3   Adjustments for Capital Changes.   In the event of a split-up, spin-off, stock dividend, recapitalization, consolidation of shares or similar capital change, the Board or the Committee shall make such adjustments to the number and class of shares that may be issued under the Plan pursuant to Section 4.1, the number and class of Shares that may be issued pursuant to annual Awards granted to any Participant pursuant to Section 4.2, and the number, class and/or Exercise Price of Shares subject to outstanding Awards, as the Committee, in its discretion, deems appropriate in order to prevent undue dilution or enlargement of the benefits available under the Plan or an outstanding Award, as the case may be, provided that the number of Shares subject to any Award shall always be a whole number. Any determination or adjustment made by the Board or the Committee under this Section shall be binding and conclusive on all persons.
ARTICLE 5
STOCK OPTIONS; Stock Appreciation Rights
5.1   Grant of Company Stock Options.   The Committee may grant Options to Participants upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time an Option is granted or, if the holder’s rights are not adversely affected, at any subsequent time, provided that Options shall have a minimum vesting period of one year from the date of grant. Each Option will be deemed NOT to be an Incentive Stock Option unless and except to the extent that, at the time the Option is granted, the Committee specifically designates such Option as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall not be treated as ISOs. If an Option is designated as an ISO and if part or all of the Option does not qualify as an ISO, then the Option or the portion of the Option that does not so qualify will nevertheless remain outstanding and will be characterized as a non-ISO.
5.2   Grant of Stock Appreciation Rights.   The Committee may grant stock appreciation rights (“SARs”) to Participants, either alone or in connection with the grant of an Option, upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SARs are granted or, if the holder’s rights are not adversely affected, at any subsequent time, provided that SARs shall have a minimum vesting period of one year from the date of grant. Upon exercise, the holder of an SAR shall be entitled to receive cash and/or a number of whole Shares (as determined by the Committee) having a value equal to the product of X and Y, where —
X = the number of whole Shares as to which the SAR is being exercised, and
Y = the excess of  (i) the Fair Market Value per Share on the date of exercise over (ii) the Exercise Price per Share covered by the SAR.
5.3   Exercise Price.   The Committee shall determine the Exercise Price per Share under each Option and each SAR, provided that (a) the Exercise Price per Share shall be at least equal to the Fair Market Value per Share on the date the Option or SAR is granted; and (b) in the case of an ISO granted to a Ten Percent (10%) Stockholder, the Exercise Price per Share shall be at least equal to 110% of the Fair Market Value per Share on the date the ISO is granted.
5.4   Re-Pricing Prohibited.   Options and SARs granted under the Plan may not be re-priced and may not be purchased or exchanged for cash, Shares or other property or Awards without the approval of the Company’s stockholders. In no event may an Option or SAR be re-priced if such re-pricing would cause the Option or SAR to be covered by Section 409A of the Code. In addition, Options and SARs shall not be repurchased or exchanged for other Awards or cash.
5.5   Exercise Period of Options and SARs.   The Committee may establish such vesting, forfeiture, expiration and other conditions as it deems appropriate (on a grant-by-grant basis) with respect to the exercisability of an Option or SAR; provided, however, that, unless sooner terminated in accordance with its terms, each Option and each SAR shall automatically expire on the tenth anniversary of the date the Option or SAR is granted (or, in the case of an ISO granted to a Ten Percent (10%) Stockholder, on the fifth anniversary of the date the ISO is granted).
5.6   Exercise of Options.   A Participant may exercise an outstanding Option that is vested and exercisable by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice identifying the Option that is being exercised and specifying the number of whole Shares to be purchased pursuant to such exercise, together with payment in full of the aggregate Exercise Price payable for such Shares and any applicable withholding taxes. The Exercise Price shall be payable in cash or by check or by any other means that the Committee may expressly permit, including, without limitation, (a) by the Participant’s surrender of previously-owned Shares, or by the Company’s withholding Shares that otherwise would be issued if the Exercise Price had been paid in cash, in each case having a Fair Market Value on the date the Option is exercised equal to the Exercise Price, (b) by payment to the Company pursuant to a broker-assisted cashless exercise program established and made available by the Company in connection with the Plan, (c) by any other method of payment that is permitted by applicable law, or (d) by any combination of the foregoing. Applicable withholding taxes shall be payable in cash or by any other method that may be permitted by the Committee in accordance with Section 11.2.
5.7   Exercise of SARs.   A Participant may exercise an outstanding SAR that is vested and exercisable by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice identifying the SAR that is being exercised and specifying the number of whole Shares for which the SAR is being exercised, together with payment in full of the withholding taxes due in connection with the exercise. The withholding tax amount shall be payable in cash or by any other method that may be permitted by the Committee in accordance with Section 11.2.
5.8   Termination of Employment or Service.   Unless otherwise determined by the Committee at grant, or thereafter if no rights of the Participant are thereby reduced, the following rules apply with regard to outstanding Options and SARs held by a Participant at the time of his or her termination of employment or other service with the Company and its Subsidiaries:
(a) If the Participant’s employment or service is terminated for any reason other than for Cause or the Participant’s death, Disability or Retirement, then (1) any unvested Options and SARs outstanding at the time of the Participant’s termination of employment or other service will thereupon be canceled and of no further force or effect, and (2) any vested Options and SARs outstanding at such time will expire and be of no further force or effect if and to the extent they are not exercised within ninety (90) days after the date of such termination of employment or other service, provided that in no event may any such vested Options and SARs be exercised after the tenth anniversary of the date they were granted.
(b) If the Participant’s employment or other service is terminated on account of the Participant’s death, Disability or Retirement, then (1) any unvested Options and SARs outstanding at the time of the Participant’s termination of employment or other service will thereupon be canceled and of no further force or effect, and (2) any vested Options and SARs outstanding at such time will expire and be of no further force or effect if and to the extent they are not exercised within one hundred eighty (180) days after the date of such termination of employment or other service, provided that, in no event may such vested Options and SARs be exercised after the tenth anniversary of the date they were granted.
(c) If the Participant’s employment or other service is terminated by the Company or a Subsidiary for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, such outstanding Options and/or SARs (whether or not otherwise vested) shall immediately terminate and shall have no further force or effect.
5.9   Rights as a Stockholder.   A Participant shall have no rights to vote or receive dividends or any other rights of a stockholder with respect to any Shares covered by an Option or SAR unless and until such Option or SAR is validly exercised and such Shares are issued to the Participant. The Company will issue such Shares promptly after the exercise of such Option or SAR (to the extent the SAR is settled in Shares) is completed.
ARTICLE 6
RESTRICTED stock and restricted stock unit awards
6.1   Grant of Restricted Stock and RSU Awards.   The Committee may grant Restricted Stock Awards and/or Restricted Stock Unit Awards (RSUs) to any Participant. Under a Restricted Stock Award, the Company issues Shares to the Participant when the Award is made and the Shares are subject to such vesting and other terms and conditions as the Committee may prescribe. Under a Restricted Stock Unit Award, the Participant receives the right to receive Shares in the future if the vesting and other terms and conditions imposed by the Committee are satisfied. The vesting and other terms and conditions applicable to the Shares covered by a Restricted Stock Award or the RSUs covered by a Restricted Stock Unit Award (including, but not limited to, conditions and restrictions tied to the achievement of specified performance objectives and/or the completion of one or more specified periods of future service) will be determined by the Committee when the Award is granted and will be set forth in the applicable Award Agreement, provided that each such Award will have a vesting period of at least one year from date of grant. Except as otherwise determined, (a) Restricted Stock and RSUs that are subject to time-based vesting only must vest (if at all) over a period of at least three years from the date of grant; and (b) Restricted Stock and RSUs that are subject to performance-based vesting or earn-out conditions will not become vested (if at all) unless the Participant is in the continuous employ or service of the Company or a Subsidiary for at least one year from the date of grant.
6.2   Minimum Purchase Price for Shares.   Unless the Committee, acting in accordance with applicable law, determines otherwise, the purchase price payable for Shares issued pursuant to a Restricted Stock Award or a Restricted Stock Unit Award must be at least equal to the par value of the Shares.
6.3   Restricted Shares.   Shares issued pursuant to a Restricted Stock Award may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for restricted Shares is issued, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the Shares. The Company may retain physical possession of any such stock certificate and may require a Participant to deliver a stock power to the Company, endorsed in blank, in order to facilitate the transfer back to the Company of restricted Shares that are forfeited. Notwithstanding the foregoing, if a Participant forfeits Shares covered by a Restricted Stock Award, the Shares that are forfeited shall automatically be cancelled on the books and records of the Company whether or not the Participant returns a certificate for such Shares or otherwise fails or refuses to execute documents or take other action requested by the Company in connection with the cancellation of the forfeited Shares. Except to the extent otherwise provided under the Plan or the Award Agreement, a Participant who holds unvested Shares pursuant to a Restricted Stock Award shall have all of the rights of a stockholder with respect to said Shares, including the right to vote the Shares and the right to receive dividends thereon, provided that, unless the Committee determines otherwise, the payment of any such dividends shall be subject to the same vesting and forfeiture conditions as the restricted Shares with respect to which such dividends were earned.
6.4   Shares Covered by RSU Awards.   No Shares will be issued pursuant to an RSU Award unless and until the applicable vesting and other conditions have been satisfied. The holder of an RSU Award shall have no rights as a stockholder with respect to Shares covered by the RSUs unless and until the RSUs becomes vested and the Shares covered by the vested RSUs are issued to the Participant. The Committee may provide that a Participant who holds RSUs will be entitled to receive dividend equivalents (in the form of cash or Shares) equal to the dividends that would have been payable with respect to the Shares covered by the RSUs if such Shares were outstanding, upon such terms and subject to such vesting and other conditions as the Committee may prescribe, including, without limitation, conditions that may be required in order to avoid the imposition of taxes and interest under Section 409A of the Code with respect to the settlement of such dividend equivalents.
6.5   Non-Transferability.   No Restricted Stock Award or RSU Award, and no Shares covered by a Restricted Stock Award or RSU Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company or its designee in accordance with the terms of the Award or the Plan, and any attempt to do so shall be null and void.
6.6 Termination of Service Before Vesting; Forfeiture. Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unvested Shares held pursuant to a Restricted Stock Award and unvested RSUs held under an RSU Award shall be forfeited and canceled upon the termination of a Participant’s employment or other service with the Company and its Subsidiaries. Notwithstanding the foregoing, if a Participant’s employment or service terminates by reason of the Participant’s death, Disability or Retirement, then, unless otherwise specified in the Award Agreement, unvested Shares held by the Participant pursuant to a Restricted Stock Award shall become fully vested at the time of such termination of employment or service. If unvested Shares issued pursuant to a Restricted Stock Award are forfeited, any certificate representing such Shares or book entry for such Shares will be canceled on the books and records of the Company. Such cancellation shall not affect any right a Participant may have pursuant to the terms of the forfeited Award to receive all or a portion of the purchase price (if any) paid by the Participant in connection with the issuance of the unvested Shares.
6.7   Timing Requirements for Settlement of RSUs.   Unless otherwise specified in the applicable Award Agreement, RSUs shall be settled in the form of Shares or cash (as determined by the Committee) as soon as practicable after the RSUs become vested but in no event later than the 15th day of the third month following the calendar year in which the vesting of such RSUs occurs. Notwithstanding the foregoing, the original terms of an RSU Award may expressly provide that settlement of vested RSUs covered by the Award will be deferred until a later date or the occurrence of a subsequent event, provided that any such deferral provision complies with the election, distribution timing and other requirements of Section 409A of the Code.
6.8   Unrestricted Shares.   A Participant who holds Shares that become vested under a Restricted Stock Award or who holds RSUs that become vested (to the extent the vested RSUs are settled in Shares) will be entitled to receive Shares (in certificated or book entry form) free and clear of the conditions and restrictions imposed by the Award Agreement and the Plan, subject, however, to the payment or satisfaction of applicable withholding taxes.
ARTICLE 7
OTHER FORMS OF AWARD
7.1   Other Share-Based Awards.   Subject to applicable law, the Committee, acting in its discretion, may grant such other forms of Award denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to, Company Shares, including, without limitation, performance share awards, performance unit awards, stock bonus Awards, dividend equivalent Awards (either alone or in conjunction with other Awards), purchase rights for Shares, and Share-based Awards designed to comply with or take advantage of applicable laws outside of the United States. Each such Share-based Award will be made upon such vesting, performance and other terms and conditions as the Committee, acting in its discretion, may determine. If and when a Share-based Award granted under this Section becomes payable, payment may be made in the form of cash, whole Shares or a combination of cash and whole Shares (as determined by the Committee), with a payment in Shares being based upon their Fair Market Value on the applicable vesting or payment date(s).
7.2   Cash Incentive Awards.   The Committee may make annual and/or long-term Cash Incentive Awards pursuant to which a Participant may earn the right to receive a cash payment that is conditioned upon the achievement of specified performance goals established by the Committee and communicated to the Participant within 90 days after the beginning of the applicable performance period or before 25% of the applicable performance period has elapsed, and may contain such other terms and conditions as the Committee deems appropriate. A Cash Incentive Award earned by a Participant under the Plan will be payable in the form of a single sum cash payment at or as soon as practicable after the expiration of the applicable performance period or the satisfaction of the applicable performance vesting conditions, but in no event later than the 15th day of the third month of the year following the calendar year in which such performance period ends or such performance vesting conditions are satisfied. Notwithstanding the foregoing, the Committee may require or permit the deferred payment and/or installment payout of all or part of any such Cash Incentive Award if  (and only if) the Award is exempt from Section 409A of the Code or, if not so exempt, complies with the applicable terms and conditions of Section 409A of the Code.
7.3 Termination of Service Before Vesting; Forfeiture. Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unearned and/or unvested Share-based Awards and Cash Incentive Awards granted under this Article shall be forfeited and canceled upon the termination of a Participant’s employment or other service with the Company and its Subsidiaries.
ARTICLE 8
PERFORMANCE-based compensation EXEMPTION awards
8.1 Performance-Based Exemption — General. If the Committee intends that an Award should qualify for the Performance-Based Exemption (other than Options and SARs which otherwise qualify as “performance-based compensation” for purposes of Section 162(m) of the Code), the grant, exercise, vesting, amount and/or settlement of such Award shall be contingent upon achievement of one or more pre-established, objective performance goals, which shall be prescribed in writing by the Committee not later than 90 days after the commencement of the applicable performance period and in any event before completion of 25% of such performance period in accordance with the requirements of Section 162(m). Such performance goals may be based on any one or more of the Performance Factors listed in Section 8.3 and may be expressed in absolute terms, relative to performance in prior periods and/or relative to performance of other companies or an index of other companies or on such other basis as the Committee, acting in a manner consistent with Section 162(m) of the Code, may determine. All determinations as to the establishment of performance goals, the amount and/or the number of Shares that may be earned, the target level (and, if applicable, minimum and maximum levels) of actual achievement required as a condition of earning the Award, and the earned value of any Performance Award shall be made by the Committee and shall be recorded in writing.
8.2   Performance Factors.   Any one or more of the following Performance Factors may be used by the Committee in establishing performance goals for Awards intended to qualify for the Performance-Based Exemption: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (d) operating income (before or after taxes); (e) revenue, net revenue, net revenue growth or product revenue growth; (f) gross profit or gross profit growth; (g) net operating profit (before or after taxes); (h) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (i) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (j) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (k) margins, gross or operating margins, or cash margins; (l) share price (including, but not limited to, growth measures, market capitalization and/or total stockholder return); (m) expense or cost targets; (n) objective measures of customer satisfaction; (o) working capital targets; (p) measures of economic value added, or economic value-added models or equivalent metrics; (q) inventory control; (r) net sales; (s) debt targets; (t) stockholder equity; or (u) implementation, completion or attainment of measurable objectives with respect to new store openings, acquisitions and divestitures, and recruiting and maintaining personnel.
8.3   Performance Goals.   In establishing performance goals with respect to an Award intended to qualify for the Performance Exemption, the applicable Performance Factors may be determined solely by reference to the Company’s performance and/or the performance of any one or more Subsidiaries, divisions, business segments or business units of the Company and its Subsidiaries, and may be based upon comparisons of any of the indicators of performance relative to other companies (or subsidiaries, divisions, business segments or business units of other companies). Subject to compliance with the Treasury regulations under Section 162(m) of the Code, the Committee may adjust performance goals as necessary or appropriate in order to account for changes in law or accounting or to reflect the impact of extraordinary or unusual items, events or circumstances which, if not taken into account, would result in windfalls or hardships that are not consistent with the intent and purposes of an Award, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) acquisitions and divestitures, or (d) changes in generally accepted accounting principles.
8.4   Discretion.   The Committee shall have the authority, in its discretion, to reduce the formula amount otherwise payable pursuant to an Award that is intended to qualify for the Performance-Based Exemption, but may not increase the amount that would otherwise be payable under any such Award.
8.5   Certification.   No amount shall be paid and no Shares shall be distributed or released pursuant to an Award intended to qualify for the Performance-Based Exemption unless and until the Committee certifies in writing the extent of achievement of the applicable performance goal(s) and the corresponding amount that is earned by the Participant under such Award. For this purpose, a written certification may be in the form of approved minutes of the Committee meeting at which the certification is made or a unanimous Written Consent.
ARTICLE 9
CHANGE IN CONTROL
9.1   Assumption or Substitution of Outstanding Awards.   If a Change in Control occurs, the parties may agree that outstanding Awards shall be assumed by, or converted into a substitute award for or with respect to shares of common stock of, the successor or acquiring company (or a parent company thereof) on an economically equivalent basis. The vesting and other terms of any such assumed or substitute award shall be substantially the same as the vesting and other terms and conditions of the original Award, provided that (a) if the assumed or substituted Award is an Option or SAR, the number of shares and Exercise Price shall be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury regulations, and (b) if the assumed or substituted Award is not an Option or SAR, the number of shares covered by the assumed or substitute Award will be based upon the Change in Control transaction value of the Company’s outstanding Shares. If the original Award is subject to the satisfaction of any performance conditions, then, unless the Committee determines otherwise, such performance conditions shall be deemed to have been satisfied at the target performance level for purposes of determining the extent to which the Award is earned. If, within two years following a Change in Control, a Participant’s employment or other service terminates due to the Participant’s death or Disability or is terminated by the Company or a successor or acquiring company (or any of its or their affiliates) without Cause or by the Participant for Good Reason, then any outstanding assumed or substitute Awards held by such terminated Participant shall immediately be fully vested, and any outstanding assumed or substitute Options and SARs will remain outstanding for 180 days after such termination of employment (or, if earlier, until the expiration of their original stated terms).

9.2   Awards Not Assumed or Substituted.   If a Change in Control occurs and if the parties do not agree that an outstanding Award shall be assumed or substituted by the successor or acquiring company (or a parent company thereof) pursuant to Section 9.1, then such Award will be deemed fully vested and any performance conditions applicable to such Award will be deemed satisfied at the target performance level for purposes of determining the extent to which the Award is earned. Each such Award shall be cancelled immediately prior to the effective time of the Change in Control in exchange for an amount equal to the per Share consideration received by the holders of outstanding Shares in the Change in Control transaction, reduced in the case of an Option or SAR by the Exercise Price for such Shares. No consideration will be payable in respect of the cancellation of an Option or SAR with an Exercise Price per Share that is equal to or greater than the value of the Change in Control transaction consideration per Share. The amount payable with respect to the cancellation of an outstanding Award pursuant to this section will be paid in cash, unless the parties to the Change in Control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or a parent company thereof). Subject to Section 9.4, the payments contemplated by this Section 9.2 shall be made upon at or as soon as practicable following the effective time of the Change in Control.
9.3   No Fractional Shares.   In the event of an adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each converted Award shall cover only the number of full shares resulting from the adjustment.
9.4   Section 409A.   Notwithstanding anything to the contrary contained herein or in an Award Agreement, if a provision of the Plan or an Award Agreement would cause an acceleration of the vesting or payment of deferred compensation that is subject to Section 409A of the Code on account of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control constitutes a “change in ownership,” “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code or such accelerated vesting and/or payment may otherwise be made without violating Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment or settlement schedule that would have applied under the Award in the absence of a Change in Control.
ARTICLE 10
AMENDMENT AND TERMINATION
10.1   Amendment and Termination of the Plan.   The Board, acting in its sole discretion, may amend the Plan at any time and from time to time and may terminate the Plan at any time. Plan amendments will be subject to approval by the Company’s stockholders if and to the extent such approval is required in order to satisfy applicable law and/or stock exchange listing rules. If not sooner terminated, the Plan will terminate on the tenth anniversary of the date it is adopted by the Board.
10.2   Outstanding Awards.   Except as specifically required or permitted by Article 9, no amendment of an Award Agreement, and no termination, amendment or modification of the Plan shall cause any then outstanding Award to be forfeited or altered in a material way that adversely affects a Participant’s rights, unless the Participant consents thereto.
ARTICLE 11
tax withholding; Section 409a
11.1   Tax Withholding.   As a condition of the exercise of any Award, the payment of cash or delivery of Shares pursuant to any Award, the lapse of restrictions or forfeiture conditions applicable to any Award or the settlement of any Award, or in connection with any other event that gives rise to a tax withholding obligation under applicable law on the part of the Company or an affiliate relating to an Award, the Committee shall require the Participant to remit to the Company or a Subsidiary an amount sufficient to satisfy such obligation. Whenever a cash payment is made pursuant to a Participant pursuant to an Award, the amount of such payment will be net of the amount of any corresponding tax withholding obligation.

11.2   Share Withholding.   The Committee, in its sole discretion and pursuant to applicable law and such procedures as it may specify from time to time, may require or permit a Participant to satisfy a tax withholding obligation relating to an Award (in whole or in part) by (a) paying cash, (b) having the Company withhold cash or Shares that would otherwise be paid, issued or released pursuant to the Award, (c) delivering to the Company other Shares owned by the Participant, (d) by such other means as the Committee may determine, or (e) by any combination of the above. The amount of a Participant’s withholding tax obligation that is satisfied in Shares (whether previously-owned or withheld from the Shares that would otherwise be issued or released) shall be based upon the Fair Market Value of the Shares on the date such Shares are delivered or withheld. In no event may Shares be used to satisfy more than the minimum amount of a Participant’s tax withholding obligation.
11.3   Section 409A Compliance.   It is intended that Awards made under the Plan, including any deferred payment or settlement terms and conditions shall be structured, applied and interpreted in a manner that is exempt from or in compliance with Section 409A of the Code. Without limiting the generality of the preceding sentence, if a Participant becomes entitled to payments (cash or Shares) under an Award on account of the “termination of the Participant’s employment or other service” or words of like import, and if such payments constitute “deferred compensation” within the meaning of Section 409A of the Code, then (a) such termination of employment or service will not be deemed to have occurred unless and until the Participant incurs a “separation from service” within the meaning of Section 409A of the Code and the regulations issued thereunder, and (b) to the extent required by Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A at the time of his or her separation from service, then such payment shall be delayed until the first business day after the expiration of six months following the date of the such separation from service or, if earlier, the date of the Participant’s death. On the delayed payment date, the Participant (or the Participant’s Beneficiary) will be entitled to receive a lump sum payment or distribution of the payments that otherwise would have been made during the period that such payments are delayed. Notwithstanding the foregoing, each Participant shall be solely responsible, and the Company shall have no liability to the Participant or otherwise, for or with respect to any taxes, acceleration of taxes, interest or penalties arising under Section 409A of the Code.
ARTICLE 12
miscellaneous
12.1   Non-Transferability.   Except as otherwise specifically permitted by the Plan or the applicable Award Agreement, no Award shall be assignable or transferable except upon the Participant’s death to his or her “beneficiary” (as defined below), and, during a Participant’s lifetime, an Option or SAR may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, subject to the consent of the Committee (which it may grant, condition or deny in its sole discretion for any or no reason), a Participant may make an inter vivos transfer of an Option (other than an ISO) or an SAR to any “family member” (within the meaning of Item A(1)(a)(5) of the General Instructions to SEC Form S-8 or a successor), including, without limitation, to one or more trusts, partnerships, limited liability companies and other entities which qualify as family members, provided that such transfer is not a transfer for value or is a transfer for value that the Committee determines is for estate planning purposes. For the purposes hereof, a Participant’s “beneficiary” is any person or entity (including, without limitation, a trust or estate) designated in writing by a Participant to succeed to the Participant’s Award(s) upon the Participant’s death, subject to the provisions hereof and of the applicable Award Agreement(s). A Participant may designate a beneficiary by delivering a written beneficiary designation to the Committee (or its designee) in such form and in such manner as the Committee (or its designee) may prescribe. Each beneficiary designation duly filed with the Committee (or its designee) will have the effect of superseding and revoking any prior beneficiary designation. If a Participant does not designate a beneficiary, or if no designated beneficiary survives the Participant, then the Participant’s estate will be deemed to be his or her beneficiary. The term “Participant,” as used herein, shall be deemed to include the Participant’s beneficiary if and to the extent the context requires.
12.2   Successors.   All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

12.3   Legal Construction.   If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
12.4   Requirements of Law.   The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
12.5   Sub-Plans.   The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of any foreign jurisdictions that may apply to Participants who receive Awards. Any such sub-plan shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable and shall be in such form (including, without limitation, as an Appendix to the Plan) as the Committee deems appropriate. Each sub-plan shall be deemed a part of the Plan, but shall apply only to the Participants who are subject to the laws of the jurisdiction to which the sub-plan relates.
12.6   Uniformity Not Required.   The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.
12.7   Claw Back Conditions.   Notwithstanding anything to the contrary contained herein or in an Award Agreement, Awards and benefits otherwise provided by Awards made under the Plan shall be subject to the Company’s incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of the Dodd-Frank Act Section 954.
12.8   Limitation of Rights.   The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any person’s employment or other service at any time, and the Plan shall not confer upon any person the right to continue in the employ or other service of the Company or any Subsidiary. No employee, director or other person shall have any right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.
12.9   Decisions and Determinations Final.   All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.
12.10   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state).

Sirona Dental Systems, Inc.

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

+

01 - David K. Beecken **02 - Arthur D. Kowaloff**

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 2 1 5 8 3 7 1

+

01YZED

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. XSirona Dental Systems, Inc.01YZED1 U P X +Annual Meeting Proxy Card.Authorized Signatures — This section must be completed for your vote to be counted. — C Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+B Non-Voting ItemsA Proposals —
The Board of Directors of the Company recommends a vote FOR each of the nominees listed in Proposal 1 and FORProposals 2, 3 and 4.Change of Address — Please print new address below.For Against Abstain2. To ratify the selection of KPMG AG,Wirtschaftsprügesellschaft, Frankfurt, Germany(‘‘KPMG’’) as the Company's independent auditor for thefiscal year ending September 30, 2015.4. To approve the 2015 Long-Term Incentive Plan ofthe Company.1. To elect two (2) directors to serve for one-year terms or until their respective successors are elected and qualified:Mark here to WITHHOLDvote from all nomineesMark here to voteFOR all nomineesFor All EXCEPT - To withhold authority to vote for anynominee(s), write the name(s) of such nominee(s) below._____________________________________________01 - David K. Beecken 02 - Arthur D. KowaloffIMPORTANT ANNUAL MEETING INFORMATIONFor Against Abstain3. To approve, on an advisory basis, the compensationof the Company’s named executive officers asdisclosed in the Proxy Statement.5. To transact such other business as may properlycome before the meeting or any adjournments thereof.MMMMMMMMMMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext1234 5678 9012 345MMMMMMM 2 1 5 8 3 7 1MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMC 1234567890 J N TC123456789000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________Vote by Internet Log on to the Internet and go tohttp://proxy.georgeson.com/ Follow the steps outlined on the secured website.Vote by telephone Call toll free 1-877-456-7915 within the USA,US territories & Canada any time on a touch tonetelephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qElectronic Voting InstructionsYou can vote by Internet or telephone!Available 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the two votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by5:00 p.m. EDT, on February 24, 2015.

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. XSirona Dental Systems, Inc.01YZED1 U P X +Annual Meeting Proxy Card.Authorized Signatures — This section must be completed for your vote to be counted. — C Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+B Non-Voting ItemsA Proposals —
The Board of Directors of the Company recommends a vote FOR each of the nominees listed in Proposal 1 and FORProposals 2, 3 and 4.Change of Address — Please print new address below.For Against Abstain2. To ratify the selection of KPMG AG,Wirtschaftsprügesellschaft, Frankfurt, Germany(‘‘KPMG’’) as the Company's independent auditor for thefiscal year ending September 30, 2015.4. To approve the 2015 Long-Term Incentive Plan ofthe Company.1. To elect two (2) directors to serve for one-year terms or until their respective successors are elected and qualified:Mark here to WITHHOLDvote from all nomineesMark here to voteFOR all nomineesFor All EXCEPT - To withhold authority to vote for anynominee(s), write the name(s) of such nominee(s) below._____________________________________________01 - David K. Beecken 02 - Arthur D. KowaloffIMPORTANT ANNUAL MEETING INFORMATIONFor Against Abstain3. To approve, on an advisory basis, the compensationof the Company’s named executive officers asdisclosed in the Proxy Statement.5. To transact such other business as may properlycome before the meeting or any adjournments thereof.MMMMMMMMMMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext1234 5678 9012 345MMMMMMM 2 1 5 8 3 7 1MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMC 1234567890 J N TC123456789000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________.ANNUAL MEETING OF HOLDERS OF COMMON SHARESTO BE HELD ON FEBRUARY 25, 2015THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned appoints Jonathan Friedman with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on thebooks of Sirona Dental Systems, Inc. (the ‘‘Company’’) at the close of business on January 23, 2015, which the undersigned would be entitled to vote ifpersonally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Latham & Watkins LLP, 330 North Wabash Avenue,Chicago, Illinois 60611, on February 25, 2015, at 11:00 AM, Central Time, and at any and all adjournments, upon the matters set forth in the Notice of themeeting. The Proxy is further authorized to vote in her or his discretion as to any other matters which may come before the meeting. At the time of preparationof the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND WHEN NO INSTRUCTIONSARE GIVEN WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING ANDPROXY STATEMENT AND ON THIS PROXY.The proxy statement and annual report to stockholders are available at http://www.sirona.com.Proxy — Sirona Dental Systems, Inc.qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q